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                                                                    EXHIBIT 10.9


                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                              FAIRFAX GILBANE, L.P.

                                       AND

                        AMERICAN MANAGEMENT SYSTEMS, INC.


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                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS........................................................1

ARTICLE 2 PREMISES...........................................................1

ARTICLE 3 TERM...............................................................2

ARTICLE 4 BASE RENT..........................................................5

ARTICLE 5 OPERATING CHARGES AND REAL ESTATE TAXES............................6

ARTICLE 6 USE OF PREMISES...................................................10

ARTICLE 7 ASSIGNMENT AND SUBLETTING.........................................11

ARTICLE 8 MAINTENANCE AND REPAIRS...........................................12

ARTICLE 9 ALTERATIONS.......................................................13

ARTICLE 10 SIGNS............................................................14

ARTICLE 11 TENANT'S INSTALLATIONS...........................................14

ARTICLE 12 SECURITY DEPOSIT [INTENTIONALLY OMITTED].........................15

ARTICLE 13 INSPECTION.......................................................15

ARTICLE 14 INSURANCE........................................................15

ARTICLE 15 SERVICES AND UTILITIES...........................................16

ARTICLE 16 LIABILITY........................................................18

ARTICLE 17 RULES............................................................20

ARTICLE 18 DAMAGE OR DESTRUCTION............................................20

ARTICLE 19 CONDEMNATION.....................................................21

ARTICLE 20 DEFAULT..........................................................22

ARTICLE 21 BANKRUPTCY.......................................................24

ARTICLE 22 SUBORDINATION....................................................24

ARTICLE 23 HOLDING OVER.....................................................25

ARTICLE 24 COVENANTS OF LANDLORD............................................26

ARTICLE 25 PARKING..........................................................27

ARTICLE 26 GENERAL PROVISIONS...............................................27

ARTICLE 27 EXPANSION........................................................30

EXHIBIT A -- Legal Description of the Land
EXHIBIT B -- Work Agreement
EXHIBIT C -- Rules
EXHIBIT D -- Certificate Affirming the Lease Commencement Date
EXHIBIT E -- HVAC Specifications
EXHIBIT F -- Cleaning Specifications
EXHIBIT G -- Nondisturbance Agreement

                                 LEASE AGREEMENT

        THIS LEASE AGREEMENT (this "Lease") is dated as of the 15th day of February, 1994, by and between FAIRFAX GILBANE, L.P., a Virginia limited partnership ("Landlord"), and AMERICAN MANAGEMENT SYSTEMS, INC., a Delaware corporation ("Tenant").

                                    ARTICLE 1
                                   DEFINITIONS

        1.1.   (a)   Building: a ten (10) story office building containing
approximately 253,000 square feet of rentable office area (subject to final measurement pursuant to Section 26.18 below) to be constructed on the land (the "Land") situated in Fair Lakes Park, Fairfax County, Virginia, more fully described in Exhibit A attached hereto.

               (b)   Premises: the entire rentable area of the Building.

               (c) Parking Rights: the right to use all 463 parking spaces in the parking structure and all 313 parking spaces in the surface lot(s) to be constructed in conjunction with the Building.

               (d)   Lease Term: one hundred eighty two (182) months.

               (e) Base Rent: Four Million Eighty-Five Thousand Nine Hundred Fifty Dollars ($4,085,950) for the first Lease Year, which amount is subject to adjustment as provided in Section 4.2 hereof.

               (f) Rent Commencement Date: the later of (i) the date that is forty-nine (49) days after the Lease Commencement Date (as determined pursuant to Section 3.2 hereof) or (ii) February 16, 1996.

               (g)   Broker: Cushman & Wakefield of Virginia.

               (h) Tenant Address for Notices: 4000 Legato Road, Fairfax, Virginia 22030, Attn: Mr. Thomas W. Huba, with a copy to Shaw, Pittman, Potts & Trowbridge, 2300 N Street, N.W., Washington, D.C. 20037, Attn: Craig
A. deRidder, Esq.

                                    ARTICLE 2
                                    PREMISES

        2.1.   (a)   Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the term and upon the conditions and covenants set forth herein.

               (b) Throughout the Lease Term, Tenant shall be entitled to use the core area stairwells in the Building as a means of interfloor access.


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               (c)   Throughout the Lease Term, Tenant shall have the exclusive right to install and maintain such satellite dishes, microwave antennas and other communications equipment upon the roof of the Building as Tenant may desire, subject to compliance with any applicable legal requirements or restrictions and subject to Landlord's prior written approval (which shall not be unreasonably withheld, conditioned or delayed) of any such installation that is not customary for a first-class office building. Tenant shall not install any such dishes, antennas or equipment that would impair the structural integrity of the Building or invalidate the roof warranty for the Building, and Tenant shall hold Landlord harmless against any breach by Tenant of such restriction. Upon the expiration or termination of this Lease, Tenant shall remove such dishes, antennas and equipment from the roof and restore any damage to the Building caused by such removal.

                                    ARTICLE 3
                                      TERM

        3.1. The Lease Term shall commence on the Lease Commencement Date specified in Section 3.2 and shall continue for the period set forth in Section 1.1(d). If the Lease Commencement Date is not the first day of a month, then the Lease Term shall be the period set forth in Section 1.1(d) plus the partial month in which the Lease Commencement Date occurs. The Lease Term shall also include any renewal or extension of the term of this Lease.

        3.2. The Lease Commencement Date shall be the earlier of (a) the date on which Tenant commences the conduct of its business in the Building or (b) December 29, 1995 (subject to adjustment as provided in Exhibit B hereto). Installation of Tenant's furniture, equipment and other personalty in the Premises shall not constitute the conduct of business for purposes hereof. Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a certificate substantially in the form of Exhibit D hereto confirming the Lease Commencement Date. In the event the Lease Commencement Date has not occurred on or before December 29, 1995 (it being acknowledged that the Lease Commencement Date shall not be extended by reason of any delay that is deemed a "Tenant Delay" pursuant to Exhibit B), then Landlord shall reimburse Tenant for any damages incurred by Tenant as a direct result of such delay, including (without limitation) any holdover rental payments and increased moving costs; provided, however, that Landlord shall not be liable for such damages to the extent that the delay results from causes commonly considered to be "acts of God" (including, e.g., fire or casualty not caused by the acts or omissions of Landlord or its agents, employees or contractors, and severe weather conditions that are not reasonably to be anticipated; but excluding, e.g., labor problems, permitting delays, and materials shortages).

        3.3. "Lease Year" shall mean a period of twelve (12) consecutive months commencing on the Rent Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Rent Commencement Date is not the first day of a month, then the first Lease Year shall commence on the Rent Commencement Date and shall continue for the balance of the month in which the Rent Commencement Date occurs and for a period of twelve (12) months thereafter.


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        3.4.   (a)   Landlord hereby grants to Tenant the right, exercisable at
Tenant's option, to renew the term of this Lease for two (2) successive renewal terms of five (5) years each. If exercised, and if the conditions applicable thereto have been satisfied, the first such renewal term (the "First Renewal Term") shall commence following the end of the initial Lease Term and the second such renewal term (the "Second Renewal Term") shall commence following the end of the First Renewal Term. The rights of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following conditions:

                     (1) Tenant shall exercise its right of renewal with respect to each Renewal Term by giving Landlord written notice thereof not later than eighteen (18) months prior to the expiration date of the Lease Term (as theretofore extended).

                     (2) In the event the renewal option notice is not given timely, Tenant's right of renewal with respect to the Renewal Term shall lapse and be of no further force or effect.

                     (3) The renewal option may be exercised only with respect to either (i) the entire Premises, or (ii) a portion of the Premises consisting of at least 100,000 contiguous rentable square feet and comprising only full floors.

                     (4) In the event there exists an Event of Default under this Lease on the date the renewal option notice is sent (provided Landlord gives Tenant written notice, within fifteen (15) days after its receipt of Tenant's renewal option notice, that Landlord is invoking the provisions of this clause (4)), or on the date the Renewal Term is to commence, then, at Landlord's option, the Renewal Term shall not commence and the Lease Term shall expire at the date the Lease Term would have expired without such renewal.

               (b) During any Renewal Term, all the terms, conditions, covenants and agreements set forth in this Lease, including but not limited to the full pass-through of Operating Charges, shall continue to apply and be binding upon Landlord and Tenant, except that: (1) the Base Rent shall be adjusted at the beginning of each Renewal Term to equal ninety-five percent (95%) of Market Rent (as hereinafter defined); and (2) in no event shall Tenant have the right to renew the Lease Term beyond the expiration of the Second Renewal Term provided for in Section 3.4(a) or in the event this Lease is terminated as provided in the other provisions of this Lease. Furthermore, in the event Tenant renews the term of this Lease with respect to only a portion of the Premises pursuant to clause (a)(3)(ii) above, then (i) Tenant's right to use the parking structure and surface lots on the Land shall be correspondingly reduced pro rata based upon the ratio that the total rentable square footage being leased by Tenant during such Renewal Term bears to the total rentable square footage of the Building; (ii) Tenant's rights pursuant to Section 2.1(c) shall be nonexclusive if Tenant leases less than five (5) full floors; (iii)
Article 5 shall be modified to provide that Tenant shall pay only its pro rata share of Operating Charges and Real Estate Taxes, and that Operating Charges shall be "grossed up" to reflect the costs associated with a 100% occupied building; (iv) Tenant's rights pursuant to Section 5.4 shall be void if Tenant leases less than five (5) full floors; (v) Tenant's rights pursuant to Section
10.1 shall be nonexclusive if Tenant leases less than five (5) full floors; (vi) Tenant shall be entitled to its pro rata share of listings on the Building's directory; (vii) the charge for after-hours HVAC


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service pursuant to Section 15.1 shall be increased to include electricity, water and maintenance costs associated with such after-hours service (which shall no longer be included in Operating Charges); (viii) Tenant shall not have the right to designate Building holidays if Tenant leases less than five (5) full floors; (ix) Tenant shall not have the right to approve, or require the replacement of, the cleaning contractor or management agent if Tenant leases less than five (5) full floors; and (x) Tenant's rights pursuant to Sections
24.3 and 24.4 shall lapse if Tenant leases less than five (5) full floors.

               (c) "Market Rent" shall be the fair market amount of Base Rent determined as follows:

                     (1) The parties shall have thirty (30) days after the date of Tenant's renewal notice in which to agree on such Market Rent. If, during such negotiation period, the parties are unable to agree on such Market Rent, then Tenant shall have the option, exercisable by written notice delivered to Landlord within seven (7) days after expiration of the aforementioned thirty
(30) day period, to rescind its election to extend the term of this Lease for such Renewal Term. If Tenant does not timely exercise such right of rescission, then Landlord and Tenant shall each designate an independent, licensed real estate broker within seven (7) days from the expiration of the aforementioned seven (7) day period, who shall have more than five (5) years' experience as a real estate broker specializing in commercial leasing and who shall be familiar with the commercial real estate market in which the Building is located. Said brokers shall each determine the Market Rent within fifteen (15) days. If the lower of the two determinations is not less than ninety percent (90%) of the higher of the two determinations, then the Market Rent shall be the average of the two determinations. If the lower of the two determinations is less than ninety percent (90%) of the higher of the two determinations, then the two brokers shall render separate written reports of their determinations and within fifteen (15) days thereafter the two brokers shall appoint a third broker with like qualifications. Such third broker shall be furnished the written reports of the first two brokers. Within fifteen (15) days after the appointment of the third (3rd) broker, the third broker shall appraise the Market Rent. The Market Rent for purposes of this Section 3.4 shall equal the average of the two closest determinations; provided, however, that (a) if any one determination is agreed upon by any two of the brokers, then the Market Rent shall be such determination, and (b) if any one determination is equidistant from the other two determinations, then the Market Rent shall be such middle determination. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker. Tenant shall have the option, exercisable by written notice delivered to Landlord within ten (10) days after the final determination of Market Rent hereunder, to rescind its election to extend the term of this Lease for the Renewal Term in question.

                     (2) Among the factors to be considered in determining Market Rent shall be the rental rates for similar terms then being quoted or obtained for similar space in single-tenant, multi-story, first-class office buildings in the Market Area (as herein defined). All determinations shall reflect market conditions expected to exist as of the date Base Rent based on Market Rent is to commence (including base rents and escalations, rental abatements, construction allowances, other tenant concessions, and other terms expected to be agreed to in


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


market leases entered into at such time). For purposes of this Lease, the term "Market Area" shall mean the Fairfax Center submarket of Fairfax County, Virginia.

                                    ARTICLE 4
                                    BASE RENT

        4.1. During each Lease Year of the Lease Term, Tenant shall pay the Base Rent specified in Section 1.1. On the first day of the second Lease Year and on the first day of every Lease Year thereafter during the Lease Term (including the second and any succeeding Lease Year within any Renewal Term), the Base Rent in effect shall be adjusted as provided in Section 4.2. The Base Rent shall be due and payable in equal monthly installments, without notice, demand, setoff or deduction (except as otherwise expressly provided in this Lease), in advance on the first day of each month during each Lease Year. If the Rent Commencement Date is not the first day of a month, then the Base Rent from the Rent Commencement Date until the first day of the following month shall be prorated on a per diem basis, and Tenant shall pay such prorated installment of the Base Rent on the Rent Commencement Date.

        4.2.   (a)   Commencing on the first (1st) day of the second (2nd) Lease
Year and on the first day of every Lease Year thereafter, the Base Rent shall be adjusted to reflect increases in the cost of living in the following manner:

                     (1) The Revised Consumer Price Index for Urban Wage Earners and Clerical Workers, 1982-84 Base Year, All Items, Washington, D.C.-MD-VA Metropolitan Area (CPI-W) as published by the Bureau of Labor Statistics of the United States Department of Labor (herein referred to as the "Index"), which is published for the bimonthly period that includes the month immediately preceding the Lease Year for which such adjustment is being made (herein referred to as the "Adjustment Index"), shall be compared with the Index published for the period twelve (12) months prior thereto (herein referred to as the "Beginning Index"). If the Adjustment Index has changed from the Beginning Index, the percentage change between the Beginning Index and the Adjustment Index shall be determined. There shall be added to such percentage change three and one-half (3 1/2) percentage points, and the resulting sum shall be referred to herein as the "Escalation Factor." For example, if the Adjustment Index is two percent (2%) higher than the Beginning Index in any particular year, then the Escalation Factor for such year shall equal five and one-half percent (5.5%), and if the Adjustment Index is one percent (1%) lower than the Beginning Index in any particular year, then the Escalation Factor for such year shall equal two and one-half percent (2.5%).

                     (2) The Escalation Factor determined in Step (1) above shall be multiplied by the Base Rent in effect during the immediately-preceding Lease Year to arrive at the amount of the increase in the Base Rent for such newly-commencing Lease Year. In no event, however, shall the amount of such increase be greater than two and 033/1000 percent (2.033%) of the Base Rent in effect during the immediately-preceding Lease Year.

                     (3) The amount determined in Step (2) above (subject to the limitation set forth in the last sentence of Step (2)) shall be added to the Base Rent in effect during the


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immediately-preceding Lease Year to arrive at the Base Rent payable for such newly-commencing Lease Year.

               (b) In no event shall the Base Rent payable during any Lease Year be less than the Base Rent payable during the immediately preceding Lease Year.

               (c) If the Index is changed so that a base year other than 1982-84 is used, the Index used herein shall be converted in accordance with the conversion factor published by the Bureau of Labor Statistics of the United States Department of Labor. If the Index is discontinued or otherwise revised during the Lease Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

               (d) Promptly after the adjustment in the Base Rent is determined for each Lease Year, Landlord shall submit to Tenant a statement setting forth the amount of such adjustment and the computations by which it was determined. Since the actual increase in the Base Rent may not be determined until after the start of a new Lease Year, until the actual increase in the Base Rent is determined, Tenant shall make monthly payments of Base Rent in an amount equal to the monthly installments of Base Rent payable during the immediately preceding Lease Year. Promptly after receipt of a statement from Landlord setting forth the actual increase in the monthly installments of Base Rent for such Lease Year, the difference between the monthly payments paid by Tenant and the actual amount of Base Rent determined to be owing for such months shall be determined. If the actual amount determined to be owing is greater than Tenant's payments, the deficiency shall be paid by Tenant together with the next monthly installment of Base Rent due at least fifteen (15) days after the amount of the deficiency is determined.

        4.3. All sums payable by Tenant under this Lease shall be paid to Landlord in legal tender of the United States by wire transfer (which Tenant agrees to utilize for regular monthly installments of Base Rent and additional rent, provided Landlord has furnished Tenant with accurate wiring instructions) or by check (subject to collection), at the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord's rights.

                                    ARTICLE 5
                   OPERATING CHARGES AND REAL ESTATE TAXES

        5.1.   (a)   Tenant shall pay as additional rent all Operating Charges
(as defined in Section 5.1(b)) incurred during each calendar year falling entirely or partly within the Lease Term.

               (b) Operating Charges shall mean all costs and expenses reasonably incurred by Landlord in the maintenance and operation of the Building, the Land and the parking


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facilities, determined in accordance with generally accepted accounting practices prevailing in the real estate industry, including all of the following: (1) electricity, gas, water, sewer and other utility charges of every type and nature; (2) premiums and other charges for insurance (including, but not limited to, property insurance, rent loss insurance (for a rent interruption period of up to 18 months) and liability insurance); (3) market-rate management fees incurred in the management of the Building; (4) all costs incurred in connection with service and maintenance contracts; (5) maintenance and repair expenses and supplies; (6) amortization (calculated over the useful life of the improvement, with interest at Landlord's cost of funds or (if the improvement is not financed) at the prime rate reported in The Wall Street Journal) for capital expenditures made by Landlord for the purpose of complying with legal requirements instituted after the Lease Commencement Date, or that are reasonably expected to result in a net decrease in Operating Charges and are approved in advance by Tenant; (7) salaries, wages, benefits and other expenses of Building personnel (except as excluded below); (8) legal fees (except as excluded below), administrative expenses, and accounting fees and expenses (except as excluded below); (9) costs of any service not provided to the Building on the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building and approved in advance by Tenant; (10) charges for concierge, security, janitorial, char and cleaning services and supplies furnished to the Building; (11) amortization (calculated over the useful life of the improvement, with interest at Landlord's cost of funds or (if the improvement is not financed) at the prime rate reported in The Wall Street Journal) for capital expenditures made by Landlord in performing Landlord's obligations under Section 8.2 hereof by repairing or replacing any item or system (including, without limitation, repaving access lanes and parking areas) upon the expiration of the customary useful life thereof (but not any cost of upgrading the Building generally or correcting defects in initial construction);
(12) assessments or other amounts payable to any association or associations now or hereafter established to administer, oversee or enforce common covenants affecting the Fair Lakes development zone in which the Building is located, or to operate, maintain, or repair common or public areas or facilities of such Fair Lakes development zone; and (13) any other expense reasonably incurred by Landlord in maintaining, repairing or operating the Building, the Land and the parking facilities. Operating Charges shall not include (A) interest and amortization of mortgages or any other encumbrances or debt; (B) ground rent;
(C) depreciation of the Building, any equipment, or any other improvements (except as permitted pursuant to clauses (6) and (11) above); (D) any capital expenditures other than those permitted pursuant to clauses (6) and (11) above;
(E) income, excess profits or franchise taxes imposed upon or measured by the net income of Landlord from the operation of the Building; (F) legal fees and all other costs and expenses incurred in disputes with any lenders or ground lessors, or in connection with the sale or financing of all or any part of the Building or Landlord's interest therein; (G) salaries, wages, fringe benefits or other compensation paid or provided to executives of Landlord or any personnel above the level of building manager; (H) the cost of any goods or services purchased from an individual or entity which is a parent, subsidiary or affiliate which controls, is controlled by, or is under common control with, Landlord to the extent such cost exceeds the cost that would be incurred in an arm's-length transaction with an unrelated party; (I) any cost which is reimbursed by the proceeds of insurance, condemnation award, refund, credit or warranty; (J) legal and other costs (including the prepayment of any indebtedness) incurred in connection with any mortgaging, financing, refinancing, or sale of the Building or entering into or modifying any ground lease; (K) original construction costs for the


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


Building; (L) payments for equipment rented under long-term leases which would constitute capital expenditures if such equipment were purchased (except as permitted pursuant to clause (6) above); (M) any costs, fines or penalties incurred as a result of a violation by Landlord of any legal requirements; (N) interest or penalties arising by reason of Landlord's failure to pay any Operating Charges when due; (O) reserves for replacements or repairs; (P) costs of correcting defects in the initial construction of the Building; (Q) costs of reconstruction or repair pursuant to Article 18 hereof, except to the extent of any commercially reasonable deductible under Landlord's insurance policies, or pursuant to Article 19 hereof; (R) accounting fees not incurred in connection with the operation and management of the Building or the preparation of any statements required under this Lease; (S) any costs associated with phasing out chlorofluorocarbon refrigerants; and (T) the cost of any personnel, materials or services shared by the Building and any other buildings owned or operated by Landlord, to the extent reasonably allocable to such other buildings.

        5.2. (a) Tenant shall make estimated monthly payments to Landlord on account of the amount of Operating Charges that are reasonably expected to be incurred during each calendar year. Upon the commencement of the Lease Term, and thereafter at the beginning of each calendar year, Landlord will submit a statement to Tenant setting forth Landlord's reasonable estimate of such amount. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12) of such share.

               (b) Within approximately one hundred twenty (120) days after the end of each calendar year, Landlord shall submit a statement containing reasonable detail and certified as true, accurate and complete by Landlord showing (1) the amount of Operating Charges actually incurred during the preceding calendar year, and (2) the aggregate amount of Tenant's estimated payments during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Tenant shall deduct the net overpayment from its next monthly rental payment, except that, following the expiration or other termination of the Lease Term, Landlord shall refund such excess to Tenant upon delivery of such statement. Landlord's obligation to pay such refund shall survive the expiration or other termination of this Lease. If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess with the next monthly rental payment due at least fifteen (15) days after the delivery of Landlord's reconciliation statement.

               (c) Tenant shall have the right, exercisable upon at least fifteen (15) days' prior written notice to Landlord, to inspect or audit Landlord's books and records with respect to Operating Charges. Such inspection or audit shall take place during normal business hours at a location in the Washington, D.C. metropolitan area. If it is established that Landlord overstated Tenant's obligation for Operating Charges in any calendar year, Landlord shall promptly refund such excess, and if Tenant's obligation for Operating Charges shall have been overstated by more than three percent (3%) for any calendar year, Landlord shall reimburse Tenant for the reasonable costs paid or incurred by Tenant to third parties for such inspection or audit. Tenant's right to audit Landlord's books and records for any calendar year shall expire on December 31 of


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


the third year following such calendar year and Landlord shall not be required to maintain any books and records with respect to Operating Charges for longer than three (3) years after the end of each such calendar year. If Tenant shall dispute any item or items included by Landlord in determining Operating Charges, Tenant shall nevertheless pay to Landlord in full the amount claimed by Landlord and shall not offset or withhold any payment while its dispute is pending. If such dispute is not amicably settled between Landlord and Tenant within thirty
(30) days after such notice, either party may refer such disputed item or items to a reputable firm of independent certified public accountants mutually selected by Landlord and Tenant for decision, and the decision of such firm shall be conclusive and binding upon Landlord and Tenant. The expenses involved in such determination shall be borne by the party against whom a decision is rendered by such accountants; provided that if more than one item is disputed and the decision shall be against each party in respect to any item or number of items disputed, then the expenses shall be apportioned according to the monetary value of the items decided against each party.

        5.3.   (a)   Tenant shall pay as additional rent all Real Estate Taxes
(as defined in Section 5.3(b)) incurred during each calendar year falling entirely or partly within the Lease Term.

               (b) Real Estate Taxes shall mean (1) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building and/or the Land (including the parking structure and all other improvements on the Land) to the extent attributable to the Lease Term, (2) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building and/or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (3) reasonable expenses (including reasonable attorneys' and appraisers' fees) incurred in reviewing, protesting or seeking a reduction of Real Estate Taxes. If Tenant shall have paid an amount of additional rent because of the inclusion of contested Real Estate Taxes in Operating Charges and Landlord thereafter receives a refund of such Real Estate Taxes, Landlord shall pay promptly to Tenant such refund (including any interest received from the taxing authority), reduced by the costs of obtaining such refund. Landlord's obligation to refund to Tenant any refund of Real Estate Taxes shall survive the expiration or termination of this Lease.

               (c) Upon receipt of each real estate tax bill with respect to the Building and the Land from Fairfax County, Landlord shall deliver a copy of such bill to Tenant. Tenant shall pay all Real Estate Taxes it is required to pay pursuant to this Section 5.3 to Landlord no later than ten (10) business days before the date on which Landlord is required to pay such Real Estate Taxes to Fairfax County in order to avoid the imposition of penalties or interest. Notwithstanding the foregoing, in the event there occurs a default by Tenant under this Lease that directly results in a default by Landlord under the mortgage or deed of trust encumbering the Building, and if as a result of such default the holder of said mortgage or deed of trust exercises its right to require Landlord thereafter to make a monthly escrow deposit on account of Real Estate Taxes, then Tenant shall, after receiving written notice of the lender's election and the amount of the required monthly escrow deposit on account of Real Estate Taxes, deposit such sum with Landlord on a monthly basis together with the regular monthly installment of Base

Rent and estimated Operating Charges (subject, however, to Tenant's right to receive any sums returned to Landlord by reason of an overpayment of Real Estate Taxes).

        5.4. Upon receiving a notice of reassessment with respect to the Building and/or the Land from the County of Fairfax, Landlord will furnish Tenant with a copy thereof. Landlord shall make an initial determination whether or not to challenge or appeal such reassessment based on Landlord's reasonable judgment of which course is in the best interest of the Building. Landlord shall inform Tenant of such determination, and shall make available appropriate personnel to discuss with Tenant the reasons underlying such determination. In the event Landlord determines not to challenge or appeal such reassessment, Tenant shall have the right to challenge or appeal such assessment in Landlord's name but at Tenant's expense, and Landlord shall cooperate in such challenge or appeal (including executing such forms as may be necessary to institute and prosecute such action). During the pendency of such challenge or appeal, Tenant shall pay all of the contested taxes as required pursuant to this Article 5, unless (and then only to the extent) the prosecution of such challenge or appeal stays collection of the contested taxes.

        5.5. If the Lease Term expires on a day other than the last day of a calendar year, then Tenant's liability for Operating Charges and Real Estate Taxes incurred during such calendar year shall be apportioned by multiplying the amount of Tenant's liability therefor for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is 365. Tenant's obligation to pay Operating Charges and Real Estate Taxes hereunder, and Landlord's obligation to refund any overpayment thereof, shall survive the expiration or termination of this Lease.

                                    ARTICLE 6
                                 USE OF PREMISES

        6.1. Tenant shall use the Premises solely for general and executive office purposes and for no other use or purpose. Provided Tenant complies with any legal and insurance requirements relating thereto, "general and executive office purposes" shall be deemed to include the uses which are incidental or ancillary to such general and executive office use, including the following uses: (i) one or more cafeterias, dining rooms and warming pantries (each of which may include facilities for the refrigeration, preparation, cooking and service of food), provided that Tenant shall install all grease traps and other similar items reasonably deemed necessary, (ii) the sale, by vending machines, of items commonly sold in office vending machines, including soft drinks, food, candy and cigarettes; (iii) facilities for photographic reproductions and offsets, laser and other types of printing; (iv) data processing and word processing services; (v) telephone, telecopier and other business communications systems; (vi) storage of files, papers, microfilm and other storage media; (vii) video display, screening and media rooms; (viii) conference rooms; (ix) classrooms for training and presentations; (x) executive placement and travel agency services; (xi) a medical or nurse's office; (xii) a messenger service;
(xiii) a day care facility for use exclusively by Tenant's employees, (xiv) an exercise facility, and (xv) shower and locker room facilities. Portions of the Premises situated on the ground floor of the Building may be used by Tenant (or subleased by Tenant to others to be used) for retail purposes, including (without limitation) food service operations. Tenant shall not generate, use, store, or dispose of any materials posing a health or environmental hazard in or about the Building, except that Tenant may use and store within the Premises reasonable quantities of materials customarily found in general and executive offices, provided such materials are used, stored and disposed of in a manner that complies with all applicable environmental laws. Landlord shall bear the cost of removing from the Building and the Land any hazardous materials that were not introduced by Tenant or Tenant's agents, employees or contractors and that are hereafter required to be removed to avoid a health or environmental hazard. Tenant shall comply with and conform to all present and future laws, ordinances, regulations and orders of all applicable governmental or quasi-governmental authorities having jurisdiction over the Premises, including those concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein, except that Landlord shall comply with all such requirements with respect to the Building's structural components and systems, including those within the Premises, except to the extent structural alterations or improvements are the direct result of any required change to the Premises for which Tenant is responsible. In the event any act or omission by Tenant or Tenant's agents, employees or contractors results in a violation of law for which Landlord is fined or otherwise penalized, Tenant shall pay or reimburse Landlord for any such fine or penalty. The party performing the Tenant Work pursuant to Exhibit B shall obtain the initial nonresidential use permit for the Premises. Any amended or substitute nonresidential use permit necessitated by Tenant's particular use of the Premises or any Alterations made by Tenant in the Premises shall be obtained by Tenant at Tenant's sole expense. Tenant acknowledges that the Land and the Building, and its use thereof, are subject to the Declaration of Covenants, Conditions and Restrictions of the Fair Lakes League (the "Fair Lakes CCRs"), which has been recorded in the land records of Fairfax County, Virginia. Landlord warrants that the current zoning classification applicable to the Land permits occupancy for general and executive office purposes, and that no other covenants or restrictions (including the Fair Lakes CCRs) affecting the Land will prevent or interfere with such use.

                                    ARTICLE 7
                            ASSIGNMENT AND SUBLETTING

        7.1. Tenant shall not assign this Lease or any of Tenant's rights or obligations hereunder, or sublet the Premises or any part thereof, without Landlord's prior written consent. Landlord's consent shall not be unreasonably withheld, conditioned or delayed, provided the proposed assignee or subtenant will use the Premises only for the purposes and in the manner permitted under this Lease. Landlord shall respond to a request for its approval of a proposed assignment or sublease within ten (10) business days following its receipt of a written request for such approval from Tenant, and Landlord's failure to respond within such ten (10) business day period shall be deemed to constitute Landlord's approval of the assignment or sublease. Landlord shall furnish Tenant with detailed written reasons for Landlord's refusal to approve any assignment or sublease. No assignment or transfer of this Lease may be effected by operation of law or otherwise without Landlord's prior written consent. Landlord's acceptance or collection of rent from any assignee, subtenant or occupant shall not be construed as a consent to or acceptance of such assignee, subtenant or occupant as a tenant. Neither shall Landlord's consent to any assignment, subletting or occupancy, or Landlord's acceptance or collection of rent from any assignee, subtenant or occupant, be construed as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment, subletting or occupancy. Notwithstanding any assignment of Tenant's interest in this Lease, the original Tenant hereunder shall remain liable for all obligations of Tenant arising under this Lease. Tenant agrees to furnish Landlord, upon request, with such financial information concerning any proposed assignee or subtenant as Tenant may have in its possession; however, because the original Tenant remains liable for the obligations of Tenant under this Lease, Landlord agrees that the financial condition of the proposed assignee or subtenant will not be a reasonable basis for Landlord to withhold approval of such proposed assignee or subtenant. Tenant agrees that, in the event the bulk of the original Tenant's assets are hereafter conveyed to any parent, subsidiary or affiliate of the original Tenant, then, upon any assignment of this Lease occurring after such conveyance, the obligations of Tenant under this Lease shall be guaranteed by the parent, subsidiary or affiliate to which such assets were conveyed. All restrictions and nonmonetary obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee or occupant of Tenant, and Tenant shall cause such persons to comply with all such restrictions and obligations. Any assignee shall expressly assume in writing all obligations of Tenant arising under this Lease after such assignment is effective.

        7.2. Notwithstanding any other provision of this Article 7, Tenant shall have the right to assign this Lease or to sublet all or any portion of the Premises, in either case without the consent of Landlord, to any entity that is owned by or under common ownership with Tenant, or to any division or subentity of Tenant, or to any entity or user that is partially owned by Tenant and in the management and operations of which Tenant is an active participant. No such assignment or subletting shall relieve the original Tenant from liability for the performance of all of the obligations of the tenant under this Lease.

                                    ARTICLE 8
                             MAINTENANCE AND REPAIRS

        8.1. Tenant shall keep and maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, shall take good care thereof and make all repairs and replacements thereto, and shall suffer no waste or injury thereto, provided that Landlord shall be solely responsible for maintaining and repairing the Building's structural components and systems, including those within the Premises (unless repair is necessitated by any negligent or wrongful act or omission of Tenant or its agents or employees or contractors). At the expiration or earlier termination of the Lease Term, subject to Section 9.3 below, Tenant shall surrender the Premises in the same order and condition in which they were on the Lease Commencement Date, ordinary wear and tear and damage by casualty or condemnation excepted. Except as otherwise provided in Article 18, all injury, breakage and damage to the Premises and to any other part of the Building or the Land caused by any act or omission of Tenant or of any agent or employee or contractor of Tenant shall be repaired by and at Tenant's expense, except that Landlord shall have the right at Landlord's option to make any such repair if it involves the Building's structural components or systems and to charge Tenant for all reasonable costs and expenses incurred in connection therewith. The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds received by Landlord on account of such injury, breakage or damage. Landlord shall provide and install replacement tubes for standard fluorescent light fixtures; all other bulbs and tubes for the Premises shall be provided and installed by Landlord at Tenant's expense.

        8.2. Landlord shall keep and maintain in good order and repair the base-building structure and systems, including the roof, exterior walls, elevators, electrical, plumbing and HVAC systems, and the ground floor lobby and other core areas and base-building facilities of the Building (including the parking structure and surface parking areas).

                                    ARTICLE 9
                                   ALTERATIONS

        9.1. The original improvement of the Premises shall be accomplished in accordance with Exhibit B. Landlord is under no obligation to make any structural or other alterations, additions or improvements (collectively "Alterations") in or to the Premises except as set forth in Exhibit B or otherwise expressly provided in this Lease.

        9.2. Except as provided below, Tenant shall not make or permit anyone for whom Tenant is responsible to make any Alterations in or to the Premises or the Building without Landlord's prior written consent. If a proposed Alteration does not affect the structure of the Building or modify the base-building mechanical, electrical or plumbing systems, then, if the cost thereof is less than $50,000 (and provided such cost, in the aggregate with the cost of other Alterations made without Landlord's consent during the preceding twelve (12) month period, does not exceed $150,000), Landlord's consent thereto shall not be required. If an Alteration will affect the structure of the Building or modify the base-building mechanical, electrical or plumbing systems or if the cost thereof is $50,000 or more (or would, in the aggregate with the cost of other Alterations made without Landlord's consent during the preceding twelve (12) month period, exceed $150,000), Landlord's consent thereto shall not be unreasonably withheld, conditioned or delayed. Any Alteration made by Tenant shall be made: (a) in a good and workmanlike manner by an experienced, reputable contractor; and (b) in accordance with all applicable legal requirements and requirements of any insurance company insuring the Building. If any mechanic's or materialman's lien is filed in connection with any Alteration, then such lien shall be discharged by Tenant at Tenant's expense within thirty (30) days after Tenant receives notice thereof by the payment thereof or the filing of a bond. If Tenant shall fail to discharge any such mechanic's or materialman's lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys' fees incurred in connection therewith) as additional rent payable with the next monthly installment of Base Rent falling due at least fifteen (15) days following Landlord's submission of a bill to Tenant. If Landlord gives its consent to the making of any Alteration, then such consent shall not be deemed to constitute Landlord's consent to subject its interest in the Premises, the Building or the Land to any mechanic's or materialman's lien which may be filed in connection therewith.

        9.3. Upon the expiration or sooner termination of the Lease Term, Tenant may, at its election, either remove or leave in place any Alterations, fixtures, telephone or computer wiring, auxiliary HVAC equipment, raised computer flooring, kitchen equipment, built-in furnishings, and other special installations or equipment installed in the Premises by Landlord (excluding Landlord's Work, as described in Exhibit B) or Tenant. In the event Tenant elects to leave any such items in place, then (i) if any of such items, at the time of their initial installation, violated (or were installed in a manner that caused them to violate) any code requirements in force at the time of such initial installation, Tenant shall correct such violation upon Tenant's vacating of the Premises, and (ii) if any of such items render any base-building system nonoperational or render any portion of the Premises unusable or inaccessible (e.g., an automatic locking system), Tenant shall correct such condition upon Tenant's vacating of the Premises (and if such condition can be corrected only by the removal of the item in question, then Tenant shall not have the option of leaving such item in place). In the event Tenant elects to remove any items, Tenant shall repair any structural damage to the Premises or any breach of applicable laws or codes caused by such removal, but shall not be required to restore any nonstructural elements such as partitions, carpets, ceiling tiles, and the like. Landlord shall have the right to repair at Tenant's expense all structural damage and injury to the Premises or the Building caused by such removal or to require Tenant to do the same. Tenant shall also have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises. If any such furniture, furnishing or equipment is not removed by Tenant within fifteen (15) days following the expiration or earlier termination of the Lease Term, then the same shall become Landlord's property and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right to remove from the Premises at Tenant's expense such furniture, furnishing or equipment, and Tenant shall reimburse Landlord for the cost of such removal within thirty (30) days after receipt of written demand therefor.

                                   ARTICLE 10
                                      SIGNS

        10.1. Tenant may install and maintain upon the exterior of the Building such signage identifying Tenant as Tenant may elect, subject to compliance with all applicable legal requirements and restrictions and compliance with any other covenants or restrictions binding upon the Land. Upon the expiration or termination of this Lease, Tenant shall remove its exterior signage and repair any damage to the Building caused by such removal. Landlord shall not install any signage upon the Building unless approved by Tenant in Tenant's sole discretion.

        10.2. Tenant shall have the right to designate all entries on the Building's directory. Tenant may install such signs in the interior of the Premises as Tenant may elect.

                                   ARTICLE 11
                             TENANT'S INSTALLATIONS

        11.1. Safes and other heavy equipment and fixtures shall be installed in such manner as engineered by Tenant's engineer and reasonably approved by Landlord in order to distribute their weight adequately. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises, shall be repaired at the sole cost of Tenant.

                                   ARTICLE 12
                                SECURITY DEPOSIT

                             [Intentionally omitted]

                                   ARTICLE 13
                                   INSPECTION

        13.1. Tenant shall permit Landlord and its designees to enter the Premises, without charge therefor and without diminution of the rent payable by Tenant, to inspect the Premises, to make such alterations and repairs as may be necessary, or to exhibit the Premises to prospective tenants during the last three hundred sixty-five (365) days of the Lease Term. Notwithstanding the foregoing, in the event a portion of the Premises greater than one-half floor is rendered untenantable by any such activity for more than two (2) consecutive days, and provided (i) Tenant gives Landlord notice of such untenantability and
(ii) Tenant does not in fact use or occupy such area, then a proportionate amount of Base Rent and additional rent shall be abated until the entirety of such portion of the Premises is again tenantable. In connection with any such entry, (i) Landlord shall minimize the disruption to Tenant's use of the Premises, and (ii) Landlord shall comply with Tenant's reasonable security requirements applicable to discrete areas that are devoted to particularly confidential or sensitive matters. Except in an emergency, Landlord shall give Tenant reasonable prior notice (which need not be in writing) of any entry into the Premises pursuant to this Section.

                                   ARTICLE 14
                                    INSURANCE

        14.1. Tenant shall not conduct or permit any activity or place any item in or about the Building which may invalidate any insurance on the Building.

        14.2. Throughout the Lease Term, Landlord shall insure the Building and the permanent leasehold improvements therein and the parking facilities and any other improvements on the Land against loss due to fire and other casualties included in broad form property insurance policies, with an agreed amount endorsement and replacement cost coverage, exclusive of excavations, footings and foundations. Throughout the Lease Term, Landlord shall also carry commercial general liability insurance in the minimum amount of five million dollars ($5,000,000) for injury to persons and damage to property, combined single limit. Landlord's commercial general liability policy shall name Tenant as an additional insured. If requested by Tenant, certificates of insurance shall be delivered by Landlord to Tenant on or before the Lease Commencement Date and at least annually thereafter.

        14.3. Throughout the Lease Term, Tenant shall insure, for their full insurable value, the contents of the Premises, including furnishings, fixtures and equipment used or installed in the Premises by or on behalf of Tenant, and the other personal property of Tenant in the Premises, against loss due to fire and other casualties included in broad form property insurance policies, with an agreed amount endorsement and replacement cost coverage. Throughout the Lease Term, Tenant shall obtain and maintain commercial general liability insurance in a company or companies licensed to do business in the Commonwealth of Virginia and having an A.M. Best's rating of A:X or better. Such insurance shall be in the minimum amount of five million dollars ($5,000,000) for injury to persons and damage to property, combined single limit, shall be for a minimum term of one (1) year, and may be carried as excess coverage. Tenant's commercial general liability policy shall name Landlord as an additional insured, and if requested by the holder of any mortgage or deed of trust against the Building, the commercial general liability policy shall also name such holder as an additional insured. If requested by Landlord, certificates of insurance shall be delivered by Tenant to Landlord on or before the Lease Commencement Date and at least annually thereafter. Each such policy shall contain an endorsement prohibiting cancellation or reduction of coverage without first giving Landlord and the holder of any mortgage or deed of trust on the Building at least thirty
(30) days' prior written notice of such proposed action. All insurance carried by Tenant hereunder shall be primary and not contributing with any insurance carried by Landlord.

        14.4. Tenant hereby waives and releases Landlord from any and all liabilities, claims and losses on account of damage to Tenant's property for which Landlord is or may be held liable to the extent Tenant either is required to maintain insurance pursuant to this Article 14 or actually receives insurance proceeds on account thereof. Landlord hereby waives and releases Tenant from any and all liabilities, claims and losses on account of damage to the Building for which Tenant is or may be held liable to the extent Landlord either is required to maintain insurance pursuant to this Article 14 or actually receives insurance proceeds on account thereof. Each party hereto shall secure waiver of subrogation endorsements from their respective insurance carriers. The foregoing waivers shall not apply to the extent of deductibles not in excess of $10,000 under each party's property insurance policy.

                                   ARTICLE 15
                             SERVICES AND UTILITIES

        15.1. Continually through the Lease Term, Landlord will furnish to the Premises air-conditioning and heating during the seasons in which they are required in accordance with the standards set forth in Exhibit E attached hereto. Continually through the Lease Term, Landlord will provide: electricity; water; elevator service; exterior and interior window-cleaning service; and janitorial service after 6:00 p.m. on Monday through Friday only (excluding holidays) in accordance with the standards set forth in Exhibit F hereto. Upon Tenant's request, Landlord agrees to amend Exhibit F from time to time to incorporate services which are commensurate with services furnished in other first-class office buildings in the Market Area (as defined in Section 3.4(c)(2) above). The hours of operation of the Building will be 8:00 a.m. to 7:00 p.m. on Monday through Friday (except holidays) and 9:00 a.m. to 2:00 p.m. on Saturday (except holidays) and such additional hours, if any, as Landlord from time to time determines. The Building's HVAC system shall be designed so that Tenant will be able to obtain HVAC service on a zone-by-zone basis, without prior arrangement, at any time beyond the aforesaid normal hours of operation. Tenant shall pay for such after-hours service a charge reasonably established by Landlord from time to time to compensate Landlord for the actual incremental wear on the

Building's HVAC system resulting from such after-hours usage (it being understood that all electricity, water and maintenance costs relating to both scheduled and after-hours HVAC service are being included in the Operating Charges of the Building). During the first two (2) Lease Years, such charge for after-hours HVAC service shall not exceed $7.85 per hour of after-hours use per zone (there being two (2) zones per floor). As used in this Section 15.1, the term "holidays" shall mean New Year's Day, Presidents Day, Martin Luther King Jr.'s Birthday (in even-numbered years only), Memorial Day, Independence Day, Labor Day, Columbus Day (in odd-numbered years only), Thanksgiving Day, the day after Thanksgiving, and Christmas, as such list of holidays may be modified by Tenant from time to time. Landlord agrees to provide an access control system for the Building that will control all points of ingress and egress to the Building after hours, and that will afford Tenant access to the Premises twenty-four (24) hours per day every day of the year. At least two (2) elevators in the Building shall be in service at all times.

        15.2. The parties agree to comply with all mandatory energy or water conservation controls and requirements applicable to office buildings that are imposed or instituted by the Federal or state governments, including without limitation, controls on the permitted range of temperature settings in office buildings and requirements necessitating curtailment of the volume of energy or water consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of the Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

        15.3. If any interruption of utilities or services shall continue for more than two (2) consecutive days and shall render any portion of the Premises unusable for the normal conduct of Tenant's business, and provided (i) Tenant gives Landlord notice of such unusable condition and (ii) Tenant does not in fact use or occupy such portion of the Premises, then all Base Rent and additional rent payable hereunder with respect to such portion of the Premises shall be abated retroactively to the first (1st) day of such interruption and such abatement shall continue until full use of such portion of the Premises is restored to Tenant.

        15.4. Throughout the Lease Term, the Building shall be managed and operated in a manner commensurate with the standards obtaining in other first-class buildings in the Market Area (as defined in Section 3.4(c)(2) above).

        15.5. Landlord shall not employ any cleaning contractor for the Building without Tenant's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. In the event Tenant determines that the janitorial services being furnished by Landlord are unsatisfactory, in Tenant's reasonable judgment, Tenant shall deliver written notice to Landlord specifying in detail the manner in which the services are deemed deficient. If the deficiencies are not, in Tenant's reasonable judgment, substantially corrected during the next succeeding sixty (60) days, then Tenant may deliver a further notice to Landlord advising Landlord of such fact and Landlord shall terminate the contract for janitorial services to the

Building. Promptly thereafter, Landlord shall enter into a new contract for janitorial services to the Building with a contractor approved by Tenant, such approval not to be unreasonably withheld, conditioned or delayed.

        15.6. It is acknowledged and agreed that the initial management agent for the Building will be Gilbane Properties, Inc. ("GPI"). Landlord shall not employ any other management agent for the Building without Tenant's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. In the event Tenant determines that the manager of the Building (whether GPI or any other manager) is not operating the Building in a first class manner, in Tenant's reasonable judgment, then Tenant may deliver written notice to Landlord specifying in detail the manner in which the operation of the Building is deemed deficient. If the deficiencies are not, in Tenant's reasonable judgment, substantially corrected during the next succeeding sixty
(60) days, then Tenant may deliver a further notice to Landlord advising Landlord of such fact and Landlord shall terminate the contract for management services to the Building. Promptly thereafter, Landlord shall enter into a new contract for management services to the Building with a managing agent approved by Tenant, such approval not to be unreasonably withheld, conditioned or delayed.

        15.7. Landlord shall not adopt or materially modify an annual operating budget for the Building without first reviewing said budget with Tenant. Landlord agrees to consult with Tenant at Tenant's request from time to time about the services being furnished hereunder to the Building. In the event Tenant at any time requests with specificity that Landlord adjust (either to increase or to decrease) the level of services being furnished to the Building, Landlord agrees to confer with Tenant about such request and to make any adjustment requested by Tenant that does not materially impair the overall operation and maintenance of the Building and does not prohibit Landlord from carrying out sound maintenance practices in keeping with Class A industry standards for comparable properties.

        15.8. Tenant shall have the right to participate in any discussions or communications between Landlord and the local electric power company concerning the designation of an electricity rate schedule for the Building, and Landlord agrees to give Tenant reasonable prior notice of any planned meeting between Landlord and power company representatives to discuss such issue. Landlord shall not designate, elect, or approve an electricity rate schedule for the Building without Tenant's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, but may be granted or withheld based on the anticipated financial impact upon Tenant.

                                   ARTICLE 16
                                    LIABILITY

        16.1. Subject to the provisions of Section 14.4 hereof, Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against all costs, damages, claims, liabilities and expenses (including attorneys' fees) suffered by or claimed against Landlord, directly or indirectly, based on or arising out of (a) Tenant's use and occupancy of the Premises or the parking structure or other improvements upon the Land, or the business conducted by

Tenant therein, (b) any negligent act or omission of Tenant or its employees or agents or contractor, (c) any breach of Tenant's obligations under this Lease, or (d) any entry by Tenant upon the Land prior to the Lease Commencement Date. Subject to the provisions of Section 14.4 hereof, Landlord hereby agrees to indemnify and hold Tenant harmless from and against all costs, damages, claims, liabilities and expenses (including attorneys' fees) suffered by or claimed against Tenant, directly or indirectly, based on, arising out of or resulting from (i) Landlord's maintenance and operation of the Building or the parking structure or other improvements upon the Land, (ii) any negligent act or omission of Landlord or its employees or agents or contractor, or (iii) any breach or default by Landlord in the observance or performance of its covenants and obligations under this Lease. The foregoing indemnifications shall not extend to any costs, expenses, claims, damages or liabilities arising solely out of the negligence or willful misconduct of the indemnitee, its agents, employees, contractors or invitees.

        16.2. If any landlord hereunder transfers the Building or such landlord's interest therein in accordance with the provisions of Section 24.3 below, then the transferor landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring after the date of such transfer. Within fifteen (15) days after the transferee's request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any reasonable document submitted to Tenant confirming such attornment, provided such transferee has assumed all of the obligations of Landlord thereafter arising hereunder.

        16.3. Except as expressly provided in this Lease, Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

        16.4. If Tenant is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building and the Land and sales proceeds generated thereby. No other asset of Landlord shall be available to satisfy, or be subject to, such judgment, nor shall any natural person be held to have personal liability for satisfaction of any claim or judgment against Landlord.

        16.5. If Landlord shall be in default in the performance of any of its duties or obligations hereunder, Tenant may deliver written notice of such default to Landlord and to any Mortgagee of whose identity and address Tenant has previously been notified in writing. If such default continues for fifteen
(15) consecutive days following the date of such notice (unless such default is not susceptible of cure within fifteen (15) days, in which event this provision shall apply only if Landlord shall not commence to cure such default within said fifteen (15) day period or shall not thereafter diligently pursue such cure to completion), then, in addition to any other rights Tenant may have in law or equity, Tenant may (but shall not be obligated to) cure such default on behalf of Landlord. Landlord shall reimburse Tenant upon demand for all reasonable out-of-pocket costs incurred by Tenant in curing such default, including, without limitation, reasonable attorneys' fees and other legal expenses, together with interest thereon at the Default Rate (as defined in Section 20.4 below). If Landlord fails thus to reimburse Tenant within fifteen (15) days following Landlord's receipt of a reasonably detailed invoice for the costs incurred by Tenant, then Tenant may offset the reimbursable amount (including interest, as described above) against any Base Rent or additional rent thereafter falling due. To the extent any sum thus reimbursed to Tenant by Landlord (either directly or by virtue of a rent offset) represents an amount that would have been included in the Operating Charges of the Building if paid by Landlord to perform the obligation in question, Landlord shall be entitled to include in Operating Charges the sum reimbursed to Tenant (but not any interest thereon or any reimbursed legal expenses or other associated costs not incurred as a direct cost of performing the obligation in question).

                                   ARTICLE 17
                                      RULES

        17.1. Tenant shall at all times abide by and observe the rules set forth in Exhibit C. Tenant shall also abide by and observe any other rule that Landlord may reasonably promulgate from time to time for the operation and maintenance of the Building, provided that notice thereof is given and such rule is not inconsistent with the provisions of this Lease.

                                   ARTICLE 18
                              DAMAGE OR DESTRUCTION

        18.1. If the Premises or the Building is totally or partially damaged or destroyed, thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in Landlord's good faith reasonable judgment such repair and restoration cannot be completed within the lesser of (a) fifteen (15) months after the occurrence of such damage or destruction or (b) twelve (12) months after settlement with any insurance company involved, then Landlord shall promptly notify Tenant of such determination. For a period of thirty (30) days after receipt of such determination, Tenant shall have the right to terminate this Lease by providing written notice to Landlord. If Tenant does not elect to terminate this Lease within such thirty (30) day period, Landlord shall proceed to repair and restore the Premises and the Building. In the event Landlord has not completed its repairs and restoration by the later of (i) the date by which it had been projected that Landlord's work would be completed, or (ii) the earlier of (a) the date that is fifteen (15) months after the date of the casualty, or (b) the date that is twelve (12) months after settlement with any insurance company involved, then Tenant shall have the right, at any time thereafter before the restoration has been completed, to terminate this Lease by delivering written notice of termination to Landlord; provided, however, that, if Landlord has diligently pursued restoration and Tenant is then able (practically and lawfully) to occupy at least seventy-five percent (75%) of the rentable area of the Premises for the normal conduct of Tenant's business, then Tenant shall not have the right to terminate this Lease unless Landlord fails to complete all of its repairs and restoration within an additional ninety (90) days, and during such extended restoration period Tenant shall pay Base Rent and additional rent only for the portion of the Premises that is usable for the normal conduct of Tenant's business.

        18.2. If this Lease is terminated pursuant to Section 18.1 above, then all rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay the Base Rent and additional rent only for the portion of the Premises that is usable for the normal conduct of Tenant's business (as determined in Tenant's reasonable judgment) and accessible while such repair and restoration are being made. Landlord shall bear the expenses of repairing and restoring the Premises and the Building; provided, however, that Landlord shall not be required to repair or restore any Alteration previously made by Tenant or any of Tenant's trade fixtures, furnishings, equipment or personal property.

        18.3. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to restore the Premises or the Building and shall have the right to terminate this Lease if zoning or other applicable laws or regulations do not permit such repair and restoration.

        18.4. Notwithstanding anything in this Article 18 to the contrary, in the event of any fire or casualty occurring during the last twenty-four (24) months within the Lease Term, if (a) the damage caused by such fire or casualty will take more than one hundred twenty (120) days to repair and restore and (b) upon the substantial completion of such repair and restoration less than eighteen (18) months will remain in the Lease Term, then Landlord and Tenant shall each have the right to terminate this Lease by written notice delivered to the other within thirty (30) days after the terminating party is made aware that the circumstances described in the foregoing clauses (a) and (b) exist; provided, however, that if, within said thirty (30) day period, Tenant exercises any then-available option of Tenant to renew the term of this Lease, then neither party shall have the right to terminate this Lease and Landlord shall proceed to restore the Premises and the Building as described above.

                                   ARTICLE 19
                                  CONDEMNATION

        19.1. If one-third or more of the Premises or occupancy thereof shall be permanently taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "condemned"), then this Lease shall terminate on the date title thereto vests in such authority and rent shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is condemned, then Landlord shall be obligated, at Landlord's expense, to erect such walls as may be necessary to enclose the part of the Premises not condemned and restore the remainder of the Premises to an architectural unit as nearly like the condition of the Premises prior to such taking as is practicable under the circumstances; provided, however, that Landlord shall not be required to expend for such restoration more than an amount equal to the condemnation proceeds actually awarded to Landlord as a result of any such taking. This Lease shall continue in full force and effect as to the part of the Premises not condemned, except that as of the date title vests in such authority Tenant shall not be required to pay the Base Rent and additional rent with respect to the part of the Premises condemned.

        19.2. Except as provided hereinbelow, all awards, damages and other compensation paid by such authority on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, or severance damages, but Tenant shall be entitled to a portion of the award, damages or compensation equal to the unamortized cost of any permanent leasehold improvements installed in the Premises at Tenant's expense (i.e., not paid for by application of the Tenant Work Credit described in Exhibit B hereto). In addition, nothing contained herein shall prevent Tenant from pursuing a separate claim against the authority for the value of furnishings, trade fixtures, equipment, and other movable fixtures or improvements installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.

                                   ARTICLE 20
                                     DEFAULT

        20.1. Each of the following shall constitute an Event of Default: (a) Tenant's failure to make any payment of the Base Rent, additional rent or other sum on or before such payment's due date, if such failure continues for five (5) business days after Tenant receives written notice that such payment was not made when due; (b) Tenant's violation or failure to perform or observe any other covenant or condition contained in this Lease within thirty (30) days after written notice thereof from Landlord, provided that, if such violation or failure is not capable of being cured within such thirty (30) day period for reasons including those set forth in Section 26.21 hereof, there shall exist no Event of Default provided Tenant commences to cure such violation or failure within said thirty (30) day period and diligently pursues such cure to completion; or (c) an Event of Bankruptcy as specified in Article 21 with respect to Tenant.

        20.2. If there shall be an Event of Default, including an Event of Default prior to the Lease Commencement Date, then Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth of Virginia, or by such other lawful proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then everything contained in this Lease to be done and performed by Landlord shall cease, without prejudice, however, to Landlord's right to recover from Tenant all rent and other sums accrued through the later of termination or Landlord's recovery of possession. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord may relet the Premises or any part thereof for such rent and upon such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord may determine, but Landlord shall not be liable for Landlord's failure to relet the Premises. Landlord agrees to use reasonable efforts to relet the Premises and mitigate its damages. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for any Base Rent, additional rent or damages which may be due or sustained prior to such default, all costs, fees and expenses (including, without limitation, reasonable attorneys' fees, brokerage fees and expenses incurred in placing the Premises in rentable condition) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Tenant shall also be liable for the Base Rent and additional rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented, which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s). Landlord shall not have any right to accelerate the rental due hereunder. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

        20.3. Except as expressly provided in this Lease, Landlord's and Tenant's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's and Tenant's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord's or Tenant's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's or Tenant's delay or failure to exercise or enforce any of its rights or remedies or the other party's obligations shall not constitute a waiver of any such rights, remedies or obligations. Neither Landlord nor Tenant shall be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord or Tenant, respectively. If Landlord or Tenant waives in writing any default, then such waiver shall not be construed as a waiver of any covenant or condition set forth in this Lease except as to the specific circumstances described in such written waiver. Neither Tenant's payment of a lesser amount than the sum due hereunder nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue any other remedy available to Landlord. Landlord's re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

        20.4. If Tenant fails to make any payment of the Base Rent, additional rent or any other sum payable to Landlord within five (5) days after the date such payment is due and payable, then Tenant shall pay a late charge equal to three percent (3%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at a rate per annum (the "Default Rate") that is two (2) percentage points higher than the Prime Rate published from time to time in the Money Rates section of The Wall Street Journal, from the date such payment was due to the date of payment thereof. Notwithstanding the foregoing, Landlord agrees to waive imposition of such late charge and interest on up to two (2) occasions in any twelve (12) month period provided the overdue payment is made within five (5) business days after Landlord gives Tenant written notice that the payment was not made when due.

        20.5. Landlord hereby waives all statutory or other lien rights Landlord might otherwise have against any or all of Tenant's property situated at the Premises. The foregoing waiver shall not apply to any judgment lien that Landlord may obtain upon winning a final, nonappealable judgment in any suit brought by Landlord against Tenant.

                                   ARTICLE 21
                                   BANKRUPTCY

        21.1. The following shall be Events of Bankruptcy under this Lease: (a) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state (the "Insolvency Laws"); (b) appointment of a receiver or custodian for any substantial portion of the property of Tenant, or the institution of a foreclosure or attachment action upon any substantial portion of the property of Tenant; (c) filing of a voluntary petition by Tenant under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within ninety (90) days of filing, or
(ii) results in the issuance of an order for relief against the debtor which is not successfully appealed or stayed within ninety (90) days; or (e) Tenant's making or consenting to an assignment for the benefit of creditors or a composition of creditors.

        21.2. Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article 20; provided, however, that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord shall not exercise its rights and remedies pursuant to
Article 20 so long as the Bankruptcy Code prohibits the exercise of such rights and remedies.

                                   ARTICLE 22
                                  SUBORDINATION

        22.1. This Lease is subject and subordinate to the lien, provisions, operation and effect of any first mortgage or first deed of trust which currently encumbers the Land (or which will encumber the Land upon Landlord's acquisition of title thereto). Landlord shall obtain on Tenant's behalf a nondisturbance agreement substantially in the form attached hereto as Exhibit G from the holder of the Mortgage currently encumbering the Land (or which will encumber the Land upon Landlord's acquisition of title thereto). Provided the applicable mortgagee enters into a subordination and nondisturbance agreement with Tenant substantially in the form of Exhibit G attached hereto or otherwise in a form reasonably acceptable to Tenant, this Lease shall also be subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments (collectively, "Mortgages") which may hereafter encumber the Building or the Land, to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, or recastings thereof; however, this Lease shall not be subordinated to any Mortgage if the holder thereof fails to enter into such a nondisturbance agreement with Tenant. The holder of any Mortgage to which this Lease is subordinate shall have the right at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage, and Tenant shall execute, acknowledge and deliver all reasonable documents required by such holder in confirmation thereof.

        22.2. Provided such purchaser assumes all of the obligations of Landlord under this Lease (subject to the limitations set forth in the next sentence), Tenant shall attorn to the purchaser of the Building at any foreclosure sale and shall recognize such purchaser as the landlord under this Lease. Upon such attornment, and after such purchaser succeeds to Landlord's interest, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Building; provided, however, that such purchaser shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, except any such payments required by the terms of this Lease, (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, if such consent was required by the terms of such Mortgage and Tenant had been given notice of such requirement, or (c) liable for damages for any breach, act or omission of any prior landlord. Any rights of Tenant pursuant to the provisions of this Lease shall survive any foreclosure and attornment. Tenant shall promptly execute, acknowledge and deliver any reasonable document submitted to Tenant confirming such attornment.

        22.3. After Tenant receives notice from any person, firm or other entity that it holds a Mortgage on the Building or the Land, a copy of every default notice delivered by Tenant to Landlord shall be given to such holder, provided that Tenant shall have been furnished with the name and address of such holder. Any such holder shall have thirty (30) days after its receipt of notice from Tenant of a default by Landlord under this Lease to cure such default before Tenant may seek to terminate this Lease. Nothing contained in this
Section 22.3 shall be construed to prevent Tenant from exercising its right to receive a rent abatement or offset in those circumstances expressly set forth in this Lease.

                                   ARTICLE 23
                                  HOLDING OVER

        23.1. If Tenant does not immediately surrender the Premises upon the expiration or earlier termination of the Lease Term, then Tenant shall become a tenant by the month and the Base Rent shall be (i) for the first ninety (90) days of the holdover period, equal to the Base Rent that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period, and (ii) following the first ninety (90) days of the holdover period, equal to 125% of the Base Rent that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period. Additional rent and other sums payable under this Lease shall continue to be payable pursuant to the applicable provisions of this Lease. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Following the first ninety (90) days of the holdover period, Landlord may elect no longer to recognize Tenant as a tenant by the month, may refuse to accept the aforesaid holdover rental, and may instead exercise Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover damages.

                                   ARTICLE 24
                              COVENANTS OF LANDLORD

        24.1. Landlord covenants that it is the fee simple owner of the Land (or will be the fee simple owner of the Land prior to the date on which construction of the Building is to commence), that it will be the fee simple owner of the Building, that it has the right to enter into this Lease, and that, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

        24.2. Wherever, under the terms of this Lease, Landlord's consent or approval is required to any act or thing, such consent or approval shall not be unreasonably withheld, delayed or conditioned. The failure to recite this standard in any provision of this Lease concerning Landlord's consent or approval rights shall not be deemed to imply that any other standard is intended or is applicable.

        24.3. It is acknowledged that Landlord's identity, reputation and relationship with Tenant are a material inducement to Tenant to enter into this Lease. Accordingly, Landlord agrees that it will not sell, transfer or convey the Building or its interest in this Lease (other than an assignment as security for financing of the Building) without Tenant's prior written consent. Tenant agrees that it will not unreasonably withhold its consent to such a sale, transfer or conveyance provided the transferee (i) is of good reputation and character, (ii) has substantial experience in the ownership and management of sizable, first-class, headquarters-quality office buildings in major urban metropolitan areas, and (iii) expressly assumes in writing all of the obligations of Landlord under this Lease (whether arising prior to or following such conveyance).

        24.4. After the initial construction financing for the Building (including conversion of any such construction financing into a permanent loan facility), Landlord shall not at any time encumber the Building and/or the Land with any Mortgage(s) securing debt obligations in excess of ninety percent (90%) of the appraised value of the Building and the Land at the time the Mortgage(s) is (are) granted. Landlord shall not undertake any financing secured by a Mortgage encumbering the Building or the Land without Tenant's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, it being agreed and acknowledged that it shall be reasonable for Tenant to withhold such approval if (but only if) Tenant reasonably determines that the existence of such financing is reasonably likely to effect a material change in the relationship between Landlord and Tenant hereunder or a material impairment of Landlord's maintenance, repair or operation of the Building.

                                   ARTICLE 25
                                     PARKING

        25.1. During the Lease Term, Tenant shall have, at no additional charge, the Parking Rights.

                                   ARTICLE 26
                               GENERAL PROVISIONS

        26.1. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.

        26.2. Nothing contained in this Lease shall be construed as creating a partnership or joint venture between Landlord and Tenant or to create any other relationship other than that of landlord and tenant.

        26.3. Landlord and Tenant each warrant to the other that in connection with this Lease neither has employed or dealt with any broker, agent or finder, other than the Broker. Landlord acknowledges that it shall pay any commission or fee due to the Broker, pursuant to a separate written agreement. Landlord and Tenant each shall indemnify and hold the other harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by the indemnifying party or with whom the indemnifying party has dealt, other than the Broker.

        26.4. At any time and from time to time (but not more than twice in any Lease Year) upon not less than twenty (20) days' prior written notice, Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, an estoppel certificate: (a) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) stating the dates to which the rent and any other charges have been paid; (c) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any obligation of Landlord contained in this Lease, and if so, specifying the nature of such default; (d) stating the address to which notices are to be sent; (e) confirming that this Lease is subject and subordinate to every Mortgage encumbering the Building or the Land, provided the holder thereof has delivered to Tenant an acceptable nondisturbance agreement; and (f) certifying to such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, or any holder or prospective holder of a Mortgage. Upon request, Landlord agrees to execute and deliver to Tenant a comparable certificate.

        26.5. Landlord and Tenant waive trial by jury in any action, proceeding, claim or counterclaim brought in connection with any matter arising out of or in any way connected with this Lease, the landlord-tenant relationship, Tenant's use or occupancy of the Premises or any claim of injury or damage. Tenant consents to service of process and any pleading relating to any such action at the Premises. Landlord and Tenant waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum non conveniens or otherwise, to transfer any such action filed in any such court to any other court.

        26.6. If either party to this Lease brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action shall be entitled to recover its reasonable professional fees of appraisers, accountants and investigators, and reasonable attorneys' fees and costs from the losing party.

        26.7. All notices or other required communications hereunder shall be in writing and shall be deemed duly given when delivered in person (with receipt therefor) or by facsimile (with electronic confirmation of transmittal), or one
(1) business day after being sent by Express Mail or overnight courier service (provided a receipt will be obtained), or three (3) business days after being sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (i) if to Landlord, at 7 Jackson Walkway, Providence, RI 02940, Attn: Michael E. Culbert; (ii) if to Tenant, at the Tenant Address for Notices. Landlord's facsimile number is 401/456-5996. Tenant's facsimile number is 703/908-8123. Either party may change its address or facsimile number for the giving of notices by notice given in accordance with this Section.

        26.8. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby.

        26.9. Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

        26.10. The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

        26.11. This Lease contains the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings and discussions between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not contained in this Lease shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument duly signed by both parties.

        26.12. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

        26.13. Article and section headings are used for convenience and shall not be considered when construing this Lease.

        26.14. The submission of an unsigned copy of this document or a document signed by only one party shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

        26.15. Time is of the essence of each provision of this Lease.

        26.16. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document.

        26.17. Upon the request of either party, the parties agree to execute, in recordable form, a short-form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein. Such memorandum may be recorded in the land records of Fairfax County, Virginia, and the party desiring such recordation shall pay all recordation costs and taxes.

        26.18. Rentable area for the Building shall mean all space measured from the inside face of the exterior glass line of the Building. Rentable area for the Premises shall be measured from the inside face of the exterior glass line of the Building (a) without deduction for any mechanical rooms, vestibules, elevator shafts, stairwells or other penetrations, but excluding from rentable area any central mechanical plant(s), rooftop penthouse(s), elevator machine room(s) and balconies, and (b) if the Building has more than one tenant, plus a pro rata share of all common areas on the first floor of the Building. The rental figures set forth in this Lease shall be appropriately adjusted once the final measurement of the Building has been mutually agreed upon by Landlord and Tenant, such measurement to be performed within thirty (30) days following Landlord's completion of the base-building structure (excluding completion of the lobby or other interior work being performed by Landlord).

        26.19. Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease and paid by Tenant no later than thirty (30) days after the date Landlord notifies Tenant of the amount thereof.

        26.20. Landlord's and Tenant's monetary and indemnification liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

        26.21. If Landlord or Tenant is in any way delayed or prevented from performing any of its obligations under this Lease due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any other cause beyond Landlord's or Tenant's reasonable control (whether similar or dissimilar to the foregoing events) (excluding, however, unavailability of funds), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

        26.22. Each of the persons executing and delivering this Lease on Landlord's and Tenant's behalf warrants that such person is duly authorized to so act.

        26.23. For purposes of applicable law, this instrument shall constitute a deed of lease executed under seal. This Lease includes and incorporates all Exhibits attached hereto.

                                   ARTICLE 27
                                    EXPANSION

        27.1. It is acknowledged that Landlord has the option, through the fifth (5th) anniversary of the date Tenant commences occupancy of the Premises, to acquire from H/P Companies, L.C. (or an affiliate thereof) ("H/P") the right to perform additional development on the Land. Landlord shall not exercise its option to acquire such development rights except in accordance with the terms of this Article 27. Landlord shall not modify the terms of its option agreement with H/P without Tenant's prior written approval.

        27.2. Upon Tenant's written request, Landlord shall either (i) assign its development rights option to Tenant, at no charge to Tenant, or (ii) exercise its option to acquire the development rights to the extent designated by Tenant, and, simultaneously with its acquisition of such development rights, assign such rights to Tenant for consideration equal to the consideration paid by Landlord to H/P.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS:                            LANDLORD:

                                    FAIRFAX GILBANE, L.P., a Virginia limited partnership

                                    By:   Gilbane Properties, Inc.
                                          General Partner

/s/ Ron                                   By:/s/ Robert V. Gilbane
-------------------------------              -----------------------------------
                                          Title: President
                                                --------------------------------


WITNESS:                            TENANT:

                                    AMERICAN MANAGEMENT SYSTEMS, INC., a
                                    Delaware corporation

/s/ Ethan J. Friedman               By:/s/ Paul A. Brands
-------------------------------        -----------------------------------------
                                    Title: CEO
                                          --------------------------------------


[FOLLOWING AS EXHIBIT A ARE TWO AERIAL SKETCHES OUTLINING THE PROPOSED
EXPANSION.]

                                    EXHIBIT B
                                 WORK AGREEMENT

        This Exhibit is attached to and made a part of that certain Lease Agreement dated as of the 15th day of February, 1994 (the "Lease"), by and between FAIRFAX GILBANE, L.P. ("Landlord") and AMERICAN MANAGEMENT SYSTEMS, INC. ("Tenant").

        (a) Tenant's Authorized Representative. Tenant designates Dale Moser and Thomas W. Huba of American Management Systems, Inc. and Mike Solomon of Cushman & Wakefield (each, a "Tenant's Authorized Representative"), any of whom alone may act, as the persons authorized to approve in writing all plans, drawings, specifications, change orders, charges and approvals pursuant to this Exhibit.

        (b) Landlord's Work. Landlord shall construct the base-building elements of the Building (the "Base Building Work"), the sitework on the Land, and the parking structure and surface parking areas on the Land, all in accordance with the Design Specifications attached hereto as Schedule I (collectively, "Landlord's Work"). All of Landlord's Work shall be performed in a good and workmanlike manner, in accordance with plans and specifications ("Landlord's Plans") mutually approved by Landlord and Tenant. Tenant's approval of Landlord's Plans shall not be unreasonably withheld, conditioned or delayed, and Tenant shall not be entitled to condition its approval of Landlord's Plans upon the inclusion therein of any design specifications that are inconsistent with the Design Specifications attached hereto as Schedule I (including requiring a higher performance standard than any performance standard expressly set forth in Schedule I). Tenant shall respond to any request for approval of Landlord's Plans, or any portion or progress set thereof, or any modifications thereto, as promptly as reasonably possible and in any event within ten (10) business days in the case of the original complete set of Landlord's Plans and any structural modifications thereto and within two (2) business days in the case of any nonstructural modifications to Landlord's Plans, and Tenant's failure to respond within such time periods shall be referred to herein and in the Lease as a "Tenant Delay." In the event Tenant disapproves Landlord's Plans or any portion thereof or any modifications thereto, Tenant's notice of disapproval shall specify in detail the reasonable basis for such disapproval. Landlord shall promptly make such revisions to Landlord's Plans as may be necessary to address Tenant's reasonable objections, and shall resubmit Landlord's Plans to Tenant for Tenant's approval. Tenant shall review such revised plans as promptly as reasonably possible and notify Landlord whether Tenant approves or reasonably disapproves Landlord's Plans as modified. This process shall be repeated, if necessary, until Tenant's reasonable objections to Landlord's Plans have been addressed and Tenant has approved Landlord's Plans. After approval of Landlord's Plans, Tenant shall have the right to initiate changes to Landlord's Plans or Landlord's Work, subject to (i) Landlord's approval of any such proposed change, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) Landlord's and Tenant's mutual agreement concerning (and execution of a change order or other written confirmation of) (A) any net increase in design or construction costs resulting from such change, all of which increased costs shall be borne solely by Tenant, and (B) any delay such change will cause in the completion of Landlord's Work or the achievement of any milestone date(s), which delay shall not extend the Lease Commencement Date or the commencement of Tenant's rental obligations under the Lease (but shall appropriately extend any affected milestone date(s)) and shall be deemed a "Tenant Delay" for purposes hereof and of the Lease. Landlord shall be responsible for causing Landlord's Work to comply with all applicable legal requirements, including (without limitation) requirements of building codes, environmental laws and the Americans with Disabilities Act, and Landlord shall indemnify Tenant and hold it harmless with respect to any loss, cost, damage or liability resulting from Landlord's breach of this obligation (which indemnification shall survive the expiration or termination of the Lease). In constructing the Base Building Work, Landlord shall perform and install all work and materials designated "Base Building" in
Schedule II attached hereto. In performing the Base Building Work, Landlord shall use best efforts to achieve the milestone dates set forth in Schedule III attached hereto. In the event Landlord fails to achieve any of said milestone dates, except to the extent such failure is caused by any Tenant Delay, the December 29, 1995 date set forth in Section 3.2 of the Lease shall be extended by one (1) day for each day of delay in achieving the milestone date; provided, however, that such extension shall not occur if (and then only to the extent) Landlord and Tenant mutually agree and acknowledge in writing that the completion of the Tenant Work (as defined below) was not delayed by reason of the delay in achieving Landlord's milestone date. Tenant agrees to use good faith reasonable efforts to counter the effect of any delay by Landlord in achieving any milestone date; however, Tenant shall not be obligated to expend any additional amounts in such efforts (e.g., by employing overtime labor) unless Landlord agrees in advance to bear any incremental cost associated with such efforts (whether or not such efforts are ultimately successful).

        (c) Tenant's Plans. All improvements to the Premises in excess of the Base Building Work (including those items designated "Tenant Work" in Schedule
II) shall be performed by Tenant at Tenant's expense and shall be collectively referred to herein as the "Tenant Work." Tenant's plans and working drawings for the Tenant Work ("Tenant's Plans") shall be prepared by architects and engineers employed and paid by Tenant (subject to application of the Tenant Work Credit (as hereinbelow defined) toward such costs). Tenant's Plans shall comply with all rules and regulations and other requirements of any governmental authorities having or asserting jurisdiction over the Premises or the Building. Landlord's approval of Tenant's Plans shall not be construed or deemed to be a representation or warranty by Landlord that Tenant's Plans comply with the rules and regulations of any governmental authorities having or asserting jurisdiction over the Premises or the Building; however, Landlord shall notify Tenant of any failure in such compliance of which Landlord is aware. Tenant's Plans, and any changes or modifications thereof requested by Tenant, shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall respond to any request for approval of Tenant's Plans, or any portion or progress set thereof, or any modifications thereto, as promptly as reasonably possible and in any event within ten (10) business days in the case of the original complete set of Tenant's Plans and any structural modifications thereto and within two (2) business days in the case of any nonstructural modifications to Tenant's Plans. In the event Landlord disapproves Tenant's Plans or any portion thereof or any modifications thereto, Landlord's notice of disapproval shall specify in detail the reasonable basis for such disapproval. Tenant shall promptly make such revisions to Tenant's Plans as may be necessary to address Landlord's reasonable objections, and shall resubmit Tenant's Plans to Landlord for Landlord's approval. Landlord shall review such revised plans as promptly as reasonably possible and notify Tenant whether Landlord approves or reasonably disapproves Tenant's Plans as modified. This process shall be repeated, if necessary, until Landlord's reasonable objections to Tenant's Plans have been addressed and Landlord has approved Tenant's Plans. Tenant shall be responsible for coordination of Tenant's Plans with the plans for the Base Building Work; however, Landlord shall be responsible for any incremental cost or delay resulting from any divergence (beyond standard, acceptable industry tolerance) between the plans for the Base Building Work and the as-built condition of the Base Building Work, unless Landlord has notified Tenant of such divergence and has appropriately modified the plans for the Base Building Work before Tenant designs the portion of Tenant's Work that is affected by such change in the Base Building Work.

        (d) Tenant's Contractor. Tenant shall cause the Tenant Work to be performed by a contractor designated and employed by Tenant, subject to the following terms and conditions:

               (i) Tenant's Contractor must be approved by Landlord, whose approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall be entitled to employ non-union contractors and subcontractors with respect to all trades.

               (ii) Tenant's Contractor shall maintain worker's compensation and builder's risk insurance, in amounts and with companies reasonably satisfactory to Landlord, or, in the case of workers' compensation coverage, in amounts statutorily required.

               (iii) In its performance of the Tenant Work, Tenant shall have the right to take such actions and utilize such facilities as are customarily and reasonably taken and utilized in the construction of comparable space. Landlord shall cause any of its contractors working in the Building to work in harmony with Tenant and Tenant's Contractor, and Landlord shall not knowingly permit any other contractors to interfere with the performance of the Tenant Work. Tenant's Contractor shall be given reasonable access to the site, the loading docks, the elevators, and any hoist(s) put in place by Landlord; provided, however, that all such access to the loading docks, elevators and hoist(s) shall be scheduled through Landlord. Tenant shall not be charged for the use of elevators, loading docks, and similar facilities in the construction of the Tenant Work. Landlord shall specify an hourly charge for the use of any hoist(s) put in place by Landlord to cover Landlord's actual costs associated with the use of such hoist(s), and Tenant shall pay for any use of such hoist(s) by Tenant or Tenant's Contractor at such hourly rate promptly upon being billed therefor. During any period that Landlord's contractor and Tenant's Contractor are both performing material work in the Building, Landlord and Tenant agree to share equally the cost of any electricity consumed in the Building. During any period that only Landlord's contractor or only Tenant's Contractor is performing material work in the Building, the party employing such contractor shall pay the entire cost of any electricity consumed in the Building.

               (iv) No charges, fees or markups shall be collected by Landlord with respect to the Tenant Work performed by Tenant's Contractor.

               (v) Following completion of the Tenant Work by Tenant's Contractor, provided Landlord has disbursed the Tenant Work Credit in the manner required pursuant hereto, Tenant shall obtain and deliver to Landlord an unconditional lien waiver and an indemnification against subcontractor liens with respect to the Premises and the Building from Tenant's Contractor and all major subcontractors. Should any mechanic's or materialman's lien be filed against the Premises or the Building with respect to any Tenant Work being performed by Tenant's Contractor or its subcontractors, Tenant shall promptly bond or pay off such lien.

               (vi) Tenant's contract with Tenant's Contractor shall provide for a retainage of 10% with respect to the first fifty percent (50%) of the Tenant Work and 0% for the final fifty percent (50%) of the Tenant Work, such that, upon substantial completion of the Tenant Work, a 5% retainage balance will remain, which retainage balance shall be disbursed to Tenant's Contractor upon delivery of the final lien waiver described in clause (v) above.

               (vii) The Tenant Work Credit described in Paragraph (f) below shall be disbursed to Tenant, no more than once every thirty (30) days, based on the percentage of the Tenant Work that has been completed (as reasonably determined by Landlord's architect and Tenant's architect) (but subject to Paragraph (e) below). In connection with a request for the disbursement of any portion of the Tenant Work Credit for "hard" or "soft" costs or other permitted applications of the Tenant Work Credit, Tenant shall submit an AIA G702 requisition form, and in connection therewith (or as part thereof) Tenant shall furnish to Landlord (i) a certificate signed by Tenant's Authorized Representative stating that the work for which payment is sought has been completed in accordance with Tenant's Plans and in a manner satisfactory to Tenant, (ii) copies of lien waivers in a form reasonably satisfactory to Landlord and its lender executed by the contractor performing the work for which payment is being sought (which lien waivers may be conditioned on payment for the current month), and (iii) if requested by Landlord, copies of invoices for all work for which Tenant is seeking payment. In the event Landlord fails to make a disbursement of the Tenant Work Credit within twenty (20) days after the date Tenant submits a requisition and the supporting materials described above, such payment shall bear interest at the Default Rate (as defined in Section 20.4 of the Lease) from the date payment is required to be made hereunder through the date such payment is actually made by Landlord. In addition, if Landlord's improper failure to make such disbursement results in a work stoppage by Tenant's Contractor, then the December 29, 1995 date set forth in Section 3.2 of the Lease shall be extended by one day for each day of such work stoppage.

               (viii) Subject to the provisions of this Exhibit B, Tenant shall be solely responsible for the progress of construction of the Tenant Work, and for the quality and fitness thereof (except in cases where the Tenant Work is reliant on the proper performance of the Base Building Work to function properly). Without limiting the generality of the foregoing, Tenant shall be solely responsible for the filing of Tenant's Plans with appropriate governmental authorities and the obtaining of all necessary permits. Copies of all permits shall be promptly furnished by Tenant to Landlord. Tenant shall also be responsible for obtaining the nonresidential use permit for the Premises, and shall deliver the original thereof to Landlord. Landlord shall cooperate with Tenant in Tenant's efforts to obtain permits and a nonresidential use permit, and shall promptly execute any reasonable document relating thereto, at no cost to Landlord.

               (ix) Tenant shall indemnify and hold Landlord harmless from any and all loss, liability, damage, claim, cause of action or expense, including reasonable attorneys' fees, directly arising out of the Tenant Work, including, but not limited to, any mechanics or construction liens arising as a result thereof, any repair, alteration or replacement required as a result of the Tenant Work, including alterations, repairs and replacements to the base building or any other part of the Landlord's Work attributable to the Tenant Work or any damage caused to Landlord's Work during construction of the Tenant Work and/or subsequent operation of the facilities and systems incorporated into the Tenant Work and any failure of the Tenant Work to comply with any applicable governmental laws, ordinances, rules and regulations.

        (e) Tenant's Budget. Prior to commencement of the Tenant Work, Tenant shall provide to Landlord, in form reasonably satisfactory to Landlord's construction lender ("Lender"), a budget detailing the total cost of completing the Tenant Work. Tenant acknowledges that, to the extent the total cost of completing the Tenant Work exceeds the Tenant Work Credit (as described in Paragraph (f) below), Lender may require that Tenant show that the amount of such excess cost has been expended by Tenant, and a corresponding portion of the Tenant Work completed, before Lender shall be required to advance funds in reimbursement for the Tenant Work and that, accordingly, Landlord's obligation to pay the Tenant Work Credit to Tenant shall likewise be so conditioned. If, prior to completion of the Tenant Work, Lender determines that the then remaining balance of the Tenant Work Credit not yet paid to Tenant is not sufficient to complete the Tenant Work, Lender may again require that the amount of such excess cost be expended by Tenant, and a corresponding portion of the Tenant Work be completed, before any further sums are disbursed by Lender or otherwise required of Landlord hereunder to pay for the costs of completing the Tenant Work. In the event Tenant is required pursuant to this Paragraph (e) to expend any of its own funds toward completion of the Tenant Work, and if later savings are achieved in the cost of the Tenant Work such that the total cost of the Tenant Work is less than the amount of the Tenant Work Credit, then an amount equal to the sums expended by Tenant pursuant to this Paragraph (e) shall be disbursed to Tenant by Landlord in cash out of the balance of the Tenant Work Credit remaining upon completion of the Tenant Work, until such balance of the Tenant Work Credit is exhausted.

        (f) Tenant Work Credit. Landlord hereby grants Tenant a credit to be applied toward the cost of the Tenant Work in the amount of $8,505,860 (the "Tenant Work Credit"). The Tenant Work Credit shall be increased or decreased pro rata at such time as the final measurement of the Building is agreed upon pursuant to Section 26.18 of the Lease. In the event the Tenant Work Credit exceeds the cost of designing and constructing the Tenant Work as set forth in the executed architect's agreement, project management agreement with Tenant's project manager, and construction contract, any excess portion of the Tenant Work Credit may be applied toward the cost of furniture, fixtures and equipment (including telecommunications and computer equipment and cabling) installed by Tenant in the Premises or any other expenses incurred by Tenant in relocating to the Premises (including moving expenses and legal fees incurred in connection with this Lease). Such costs shall be reimbursed as incurred, upon presentation of receipts or invoices evidencing that the cost in question has been incurred. In the event the Tenant Work Credit is still not exhausted upon payment of such costs, the remainder thereof shall be disbursed to Tenant within thirty (30) days following the Rent Commencement Date.

        (g) Ownership of Improvements. Landlord and Tenant hereby agree and acknowledge that, notwithstanding the fact that Tenant may be contracting for the design and construction of the Tenant Work, immediately upon its installation in the Premises, all Tenant Work (including, without limitation, all general office construction items, all mechanical, plumbing and HVAC equipment, all voice or data communications wiring, and all raised computer access flooring) shall be and remain the property of Landlord, and shall not thereafter (except as otherwise provided in the Lease) be subject to removal by Tenant or in any other manner be deemed the property of Tenant, but Tenant waives any claim against Landlord for any failure in condition, including (but not limited to) latent defects, in any of the Tenant Work.

                                   SCHEDULE I

                           AMERICAN MANAGEMENT SYSTEMS

                              DESIGN SPECIFICATIONS

                                   I. GENERAL

                                  II. SITEWORK

                               III. ARCHITECTURAL

                                 IV. STRUCTURAL

                                  V. MECHANICAL

                              VI. MONITORING SYSTEM

                                  VII. PLUMBING

                              VIII. FIRE PROTECTION

                                 IX. ELECTRICAL

                           X. VERTICAL TRANSPORTATION



                                  MARCH 3, 1993

                            REVISED NOVEMBER 17, 1993

                            REVISED DECEMBER 29, 1993

                            REVISED JANUARY 24, 1994

                            REVISED FEBRUARY 3, 1994

                   FINAL ** REVISED FEBRUARY 9, 1994 ** FINAL

                           AMERICAN MANAGEMENT SYSTEMS

                              DESIGN SPECIFICATIONS

This section outlines the design specifications which have been developed for American Management System's (AMS's) requirement.

These specifications are not intended to be restrictive but rather provide guidelines as to minimum standards and a basis for comparison. We are encouraging creative and cost effective solutions and would be pleased to entertain alternatives.

I.    GENERAL

      A.    Project Description

            The project is conceived as a development containing first class office space. Projected space requirements indicate a need for a building or site that could accommodate a minimum of 250,000 square feet.

            Special facility requirements which have been identified include:

            -   Food Service

            -   Fitness Center

            -   Sundry Retail

      B.    Codes/Standards/Requirements

            All design and construction shall be in accordance with all applicable local, state, federal codes and standards, OSHA provisions and AMS requirements. In the event of a conflict between the applicable codes or standards the more stringent shall prevail.

II.   SITEWORK

      A.    Site Plan and Survey

            A preliminary survey of the site, shall be performed. Information determined from the survey should be reported as part of the proposal response including:

            1.    Land area of proposed site.

            2.    Current zoning designation.

            3. Physical description of the property including topography, special features and surrounding development.

            4. Property restrictions which would limit or affect development. Typical items would be zoning issues such as set-backs and easements and physical restrictions such as flood plains or wet land limits.

            5.    Utilities serving the proposed property shall be identified.

      B.    Geotechnical

            A preliminary geotechnical report, shall be submitted as part of this proposal response. Significant areas of unsuitable soil, rock or ground water should be identified.

      C.    Environmental

            Proposals shall confirm that potential sites are free from contamination from previous or current presence of any hazardous or toxic materials.

      D.    Site Utilities

            1. All required utilities shall be extended underground to the building with adequate capabilities to meet the initial and expansion requirements.

            2. Telephone connection from central telephone office to be fiber optic with one separate independent redundant route from central telephone office. Required telephone service will be identified and coordinated by the Tenant. All distribution beyond the main Telephone Room will be by Tenant. Base building will provide main Telephone Room and access via conduit.

            3. Site storm drainage and roof drains shall be piped underground and discharged into the municipal storm drainage system. Sheet draining of parking lot to catch basins and/or swales in non-paved areas may be incorporated prior to run-off entering underground piping system.

            4. Storm water retention/management ponds shall not be permitted on site.

      E.    Landscaping

            Should be consistent with surrounding area and include full automatic lawn irrigation system coverage. Provide walkways around the building as required by traffic flow and/or local regulation. Walks shall be constructed of monolithic concrete or stone or masonry paving on concrete, whichever is economically and aesthetically suitable.

      F.    Roads and Driveways

            The proposal shall include a vehicle traffic flow diagram and description indicating entrances and exits of the site with appropriate control devices, either existing or to be installed, such as traffic signals, stop signs, etc. as required by the agency having local jurisdiction.

            Paving sections shall conform to regulatory standards. Curbs shall be provided along all roadways and parking areas and shall be constructed of reinforced concrete with appropriate profiles.

            If possible, loading, delivery and service areas should be segregated from parking areas.

      G.    Parking

            Parking shall be provided as follows: 776 parking spaces will be provided, 463 in the garage and 313 surface spaces in accordance with the site plan (attached). The following criteria shall apply:

            a.    Placement

                  1. The garage shall be placed contiguous to the building complex, either below grade or adjacent to the office in accordance with the attached site plan.

                  2. Should this placement prove impractical, the garage shall be placed so that the walking distance between its main pedestrian exit, at ground level, and the nearest building entrance does not exceed 300 feet.

            b.    Structure

                  1. The assumed floor live load shall be as required by code.

                  2. All floor slabs shall be sealed to prohibit the intrusion of corrosive agents.

                  3. Reinforcing steel shall be epoxy coated where appropriate.

                  4. The floor to clear height (underside of structure) shall be a minimum of 8'- 0".

                  5. The interior columns shall be placed no less than 3 ft. inboard from the aisles.

                  6. The interior columns falling within parking spaces shall have impact protective wraps up to a minimum height of
                        3.0 ft.

            c.    Aisles and Ramps

                  1. The minimum number of entrance and exit aisles shall be 1 per 500 car stalls.

                  2. The garage and lot shall be able to discharge its total capacity in 30 minutes.

                  3.    Aisle and ramp widths/slopes:

                        All access aisles, ramps and radi shall conform to recognized standards and local codes in terms of width and allowable slopes.

            d.    Parking Stalls

                  1. Stalls for regular (full size), compact and handicapped usage shall be sized in accordance to local codes.

                  2. Should the proposal response contain a parking structure which utilizes 'stacked', 'tandem' or 'buddy' stalls the extent of these spaces shall be defined as percentage of the total number of spaces provided.

                  3. Visitor and service parking areas should be provided as appropriate.

            e.    Pedestrian Circulation

                  1. Provide elevators for the garage in accordance with good elevator engineering practice.

                  2. Stairs and exit to exterior walk at grade level shall be smoke and fire proof as required by law.

            f.    Mechanical

                  1. Below grade levels shall use mechanical ventilation, with a CO (carbon monoxide) monitoring and alarm system.

            g.    Lighting

                  1.    Minimum lighting intensity shall be:

                        20 foot candles at elevators and stairwells.

                        30 foot candles at entrances.

                        10 foot candles at ramps.

                        5 foot candles elsewhere.

                  2. Fixtures shall be low glare with shatterproof lens or protective cages.

            h.    Fire Protection

                  1. Fire extinguishing equipment shall be provided at every garage level, or sprinklers as per code.

            i.    Access, Security, Stacking

                  Security in a headquarters complex is accomplished by architectural, electronic, mechanical and physical planning. Security should appear to the general public to be sophisticated, but it should function so as to minimize inconvenience to occupants.

                  A major portion of the security program can be achieved by establishing a traffic pattern to guide the occupants and visitors through a funnel of surveillance, thus allowing the ability to be challenged by the building security team.

                  At the service loading deck, the dock gate is to be closed and locked unless a security guard is posted. All doors leading into the building from the loading dock should be kept locked except the entrance door to the freight elevator. The security guard is to maintain control of the area. Security cameras should be provided to guard parking lot areas.

III.  ARCHITECTURAL (BASE BUILDING)

      A.    Building Concept

            The exterior building appearance in both design and finish shall be responsive to surrounding topography and compatible with existing the architecture in the immediate area.

      B.    Bay Size

            The architect shall recommend bay sizes which will be structurally economical, and shall establish suitable building modules to accommodate a flexible and economical interior layout for partitioning ceiling and lighting, etc. Typical bays shall be 42.5'x 25.0' and 25.0'x 25.0'.

      C.    Building Modules

            The building(s) should be modular in design. the basic architectural and structural modules should be established upon a regular, integrated dimension which will coordinate with office sizes, columns, windows, lighting, ceiling grid, partition layout, etc. Modules of 4'- 0", 4'- 6" and 5'- 0" will be considered.

      D.    Exterior Wall

            System Performance Criteria:

            a. Wind Loads: Minimum as required by code or higher as recommended by structural engineer.

            b. Thermal Values: Overall 'U' value = 0.36 or as required by code.

                  1.    Walls/Spandrels: Minimum to be selected by architect.

                  2.    Glass: Doubled insulated.

            c. Fire Protection - 1-1/2 hour rated smoke stop at floor structure or as required by law.

            d. Water Penetration: No uncontrolled leakage inboard of system.

            e.    Air infiltration: 0.06 cfm/sq. ft./min.

      E.    Roofing

            Roofing materials shall comply with all applicable codes. Roofing System Criteria

            a. Preferred system shall be a single ply EPDM membrane with compatible associated materials and accessories such as: metal & flexible flashing, primers, rigid insulation, adhesive, ballast, hatches, and walkway pavers. A built up roofing system will be considered if it is a minimum of 4 - ply system will equal performance capabilities.

            b. Warranty: Shall be for a period of 15 years from the system manufacturer.

            c.    Membrane: Minimum thickness 0.045 inch.

            d. Insulation: Extruded rigid closed cell polystyrene board in appropriate thickness as required by membrane manufacturer.

            e. Ballast: Shall not be less than 15 pounds per square foot and comply with ASTM C33, Gradation No. 4 with no fines less than 1/2 inch.

            f. Pavers: Provide precast concrete pavers 2'-0" x 2'-0" x 2" to all mechanical equipment from roof access areas.

      F.    Public Areas

            The design and selection of finish materials for public areas should be appropriate for a headquarters office building. Durability and ease of maintenance should be considered in the selection of finishes.

            Main Lobby

            Lobby floors should consist, for the most part, of hard stone, properly honed and sealed, that will allow for simple dry and wet maintenance during the normal office hours.

            The Lobby Control Station should be located in a position which does not block the natural traffic flow but offers excellent visual contact with the main lobby entry doors and the elevator system. Such positioning results in minimizing manpower during normal and/or after business hours.

            Corridors

            Floor layouts should be designed to minimize the corridors required around the core for access to elevators, service facilities, toilets and stairways.

            Toilets

            Toilet areas should be functionally designed with fixtures and stalls located in a manner to provide easy ingress and egress. Installation is to comply with code and handicapped accessibility requirements of maintenance and operating expense.

            Wet Walls

            Where wet fixtures (water closets, urinals and lavatories) are installed, specify glazed ceramic tile (with a cove base).

            Other Walls

            Glazed ceramic tile with cove base is preferable but a serviceable vinyl wall covering is acceptable.

            Countertop Lavatories

            Continuous surfaces are preferred. Natural stone, plastic laminate or Corian are acceptable surfaces.

            Powder Room

            In women's toilets, if space permits, a separate powder room with powder shelf and mirror for make-up is desirable.

            Partitions

            All partitions should be ceiling hung. Finish shall be factory finished baked enamel.

            Toilets should be wall mounted.

      G.    Floor Configuration

            General - Floor sizes of 20,000 to 25,000 sq. ft. are acceptable. Larger size floors of up to 35,000 sq. ft. can be considered. The configuration should be rectangular and the interior relatively column free to provide for efficient layouts. The maximum depth from any interior space to the glass should be 45'0" for typical office space. Center cores are desired; larger floor plates may require more than one core.

            Specifically, the column line to column line foot print of the building will be 110.0' x 235.0' in a ten (10) story facility. The floor to floor height shall be: Floor 1, 14.75', Floors 2-10, 12.75'.

      H.    Ceiling Height

            Clear ceiling heights shall be:

            1.    General Office areas: 8'-6" minimum

            2.    Offices: 8'-6"

            3.    Reception lobby: as required

            4.    Mechanical: As required

            5.    Cafeteria: 10'-0"

            Where practical, higher ceilings may be considered for large open areas, but these heights shall not set floor heights or increase the building heights.

      I.    Loading

            Loading - Receiving. Two full (semi, tractor) trailer truck bays will be required, plus one for a trash compactor. Loading zone is to be provided in accordance with the attached first floor plan and site plan.

            The loading dock area should consist of two truck berths, approximately forty-five feet (45') in length. Dock facilities should not interfere with pedestrian traffic, building entrances or on site vehicle traffic or parking. Dock leveling devices should be provided to aid in truck loading or unloading. Door seals with overhead rolling doors are acceptable.

IV.   STRUCTURAL (BASE BUILDING)

      A.    General

            Selection of a framing system should be made from a number of alternate solutions carried though schematic design to a point where a proper choice will be made with respect to:

            -     architectural expression and facade development;

            -     accommodation of a flexible and efficient mechanical system;

            -     provision for electrical distribution;

            - consideration for future changes in floor loadings and penetrations such as private communicating stairs;

            - building module and conformance with other building elements, i.e., core, HVAC, lighting, ceiling system, etc.

      B.    Foundations

            Foundations shall be designed and constructed with proper consideration given to soil, rock and groundwater conditions. Foundation design shall be adequate to prevent detrimental settlement. All concrete shall have a minimum 28 compressive strength of 3,000 psi. Slab on grade floors shall be moisture proofed with a polyethylene vapor barrier.

      C.    Structural System

            The structural or framing system shall be of reinforced concrete or steel as determined by structural and economic analysis. No consideration will be given to a structural system of post-tensioned concrete. The system is to be designed and constructed in compliance with applicable codes and standards.

      D.    Design Loads - Floors

            Structural floor systems shall be designed with the minimum live loads, including partitions:

            Dock areas      150-200 psf

            All other areas 100 psf

V.    MECHANICAL

      A.    HVAC

            1.    General

                  a. This section establishes the design criteria for all mechanical work to be executed in the proposed facility and supplements local, state and national codes and laws applicable to work being undertaken.

                  b. In case of conflict between any codes, standards or this RFP requirements, the more stringent provision shall prevail.

            2. The mechanical design for heating, ventilating, air conditioning and piping systems must consider the following:

                  a. The mechanical systems should be designed to optimize operating economies, not only first cost considerations.

                  b.    Life safety including smoke purge capabilities.

                  c.    Operating reliability and simplicity.

                  d.    Ease of maintenance.

                  e. Flexibility in total system for simple adjustments to increased load requirements by twenty-five (25%) percent. This excess capacity (25%) shall be provided in the cooling tower, risers and risers only if a central plant chiller system is selected. 25% additional capacity will be required in chiller also.

                  f. Flexibility of operation as related to varying occupancy conditions.

                  g. System design allowing for a simple and economic modifications as may be required by partial or total changes in building use.

            3.    Equipment Selection Criteria

                  a.    Field proven for operational reliability.

                  b. Low overall operating cost as related to fuel, labor, maintenance and repair.

                  c.    Reasonable initial cost.

                  d.    Automatic operation.

            4.    Testing and Balancing

                  a. All base building equipment and controls shall be thoroughly tested in accordance with manufacturers' recommendations and established standards and a report submitted to the Tenant for review and comment. Prior to test, notify the Tenant of all testing dates so that a Tenant representative can witness tests if deemed necessary.

                  b. Air and water balance for base building equipment shall be done by a certified member of the Associated Air Balance Council (A.A.B.C.) or National Environmental Balancing Bureau (N.E.B.E.) who shall be a direct subcontractor to the developer.

      B.    HVAC System Design

            1.    Design Parameters

                  The HVAC design shall address the following factors:

                  a. Building and HVAC design shall provide for energy conservation.

                  b. The entire HVAC and building envelope design shall conform to current ASHRAE Standard or local energy codes, the more stringent shall prevail.

                  c.    All occupied areas shall be air-conditioned.

                  d.    HVAC shall be provided on a year-round basis.

                  e. Temperature control shall be automatic and shall maintain temperature set point at +/- 2 degrees F.D.B.

                  f. A complete system should provide heating and cooling with sufficient temperature control zones for maximum flexibility and comfort for perimeter spaces, office and production areas. Control zones should be located at reasonable periodic intervals in order to minimize the costs of making future tenant changes.

                  g. A standard distribution pattern of air to accommodate general conditions of office areas to offset internal loads should also be provided. The office areas system shall be a variable air volume configuration with a minimum of one (1) internal zone per 800 usable square feet for purposes of base building tenant work delineation, the perimeter fan power VAV box zone shall be from the exterior wall inward twelve (12') feet.

                  h. Internal air quantities for office areas should range between 0.9 and 1.5 CFM per square foot, distributed through air troffer type lighting fixtures or conventional diffusers with one (1) air outlet per 100 SF as the basic standard. Air should be returned through air troffer fixtures into the ceiling, using the ceiling cavity as a return air plenum.

                  i. Outside air shall be provided at 0.20 CFM per usable square foot or 20 CFM per person whichever is greater.

      C.    HVAC Design Conditions

            1.    Design Conditions

            The heating, ventilating and air conditioning systems will be designed and selected to produce the indoor conditions noted below when the outdoor conditions are as stated:

                  a.    Indoor Conditions

                  Summer 75 degrees F. db +/- 2 degrees 50 +/- RH 10%

                  Winter 70 degrees F. db +/- 2 degrees 35 +/- RH 15%

                  b.    Outdoor conditions:

                  Summer 91 degrees F. db 74 degrees F. wb

                  Winter 14 degrees F. db

      D.    HVAC Design Load Criteria

            1.    Base building block load.

                  a. Heat gain and losses: as per design conditions, lighting requirements of 2 watts per rentable square foot and power requirements to 4 watts per rentable square foot.

                  b. Occupancy load: one (1) person per 135 carpetable square feet for typical office areas.

      E.    HVAC System Criteria

                  a. The building air-handling systems shall be arranged for automatic modulation during partial occupancy during off hours and have the optional capability of 100% outside air to provide free cooling when outside conditions are suitable. System shall include means for relieving, automatically and positively via return fans, up to 900% of the outside air taken into the building. Control shall be based on the enthalpy of air-side economy. This system shall also be designed for smoke purging of floors.

                  b.    Fans are to be AMCA rated.

                  c. Main supply air fans & air shafts shall be sized for 115% for building design air requirements with matching motor and drive and selected near the center of their range.

                  d. Variable air volume control of the air handling systems shall be accomplished by using electronic flow economizers AC with motor speed controls.

                  e.    High efficiency motors shall be used on all equipment.

                  f. The air handling unit casing shall be properly insulated, free of air leaks, and have adequate access doors as per the appropriate SMACNA Manual.

            1.    Air Distribution

                  a.    Standards

                  All duct systems shall be designed and installed in accordance with provisions found in the latest editions of the ASHRAE HANDBOOKS and SMACNA Standards.

                  b.    Requirements

                        1. All supply and return air ducts shall be properly insulated.

                        2. Ducting material shall be galvanized sheet metal. The connection to each air outline device may be of the insulated flexible duct, not to exceed ten
                              (10) feet.

                        3. Transfer air grilles shall be sized not to exceed 300 FPM over net area.

                        4. For filtration, use high efficiency disposable air filters with rated efficiency of 25% per NVBS (atmospheric).

            2.    Heating System

                  a.    Requirements

                        1. In general, heating load should be based on transmission losses, ventilation load, and combustion (if required).

            3.    Refrigeration System

                  a. Selection of refrigeration machinery and pumps shall be based on a total building load plus twenty-five (25%) percent. (25% excess capacity in cooling tower risers and pumps only.)

                  b. If building has a central plant, it shall be served by a minimum of three refrigeration circuits (compressors, condensers, pumps, etc.) The refrigeration plant design shall include energy conservation measures. Refrigeration equipment rated at 150 tons or larger shall be centrifugal with efficiency not less than 0.60 KW/ton. Water cooled DX Systems are an acceptable alternative.


                  c. Cooling towers shall be non-combustible type sized for 125% of loads.

                  d. Towers shall be equipped with two (2) speed fans, separate cells minimum automatic chemical treatment, automatic bleed-off control and Ph control.

            4.    Pumps and Piping

                  a. Provide one stand-by-pump that can be used through proper valving and piping for either chilled water or condenser water system.

                  b. All chilled water condensate piping shall be covered with water barrier insulation.

                  c. All pumping circuits should be manifolded to provide maximum flexibility with respect to operation of any refrigeration machine with any tower cell, chilled and condenser water pump.

                  d. Pumps with variable speed control are preferred but staged control is acceptable.

                  e. Separate condenser water distribution system will be provided within the core area with valved and capped connections at every floor.

      F.    Provisions for Supplemental Air Conditioning System

            Condenser water should be available on a 24 hour a day, 365 days per year basis to accommodate increased power loads from future growth.

      G.    Acoustics

            Noise criteria: offices: NC-35
            Noise criteria: offices adjacent to or below fan rooms, toilets, retail areas: NC-40.

VI.   MONITORING SYSTEM

            A direct digital control Building Monitoring System (BMS) is required as described below.

            The following functions should flow through the control points of the BMS by taking each system individually and addressing the control points or monitoring that each system should incorporate:

                  HVAC Control
                  Demand Limiting
                  Life Safety Interface
                  Lighting Control
                  Security Control
                  Vertical Transportation Control
                  Energy Management Control

            It is important that the BMS system design be capable, expandable and with a proven track record of performance. A remote monitor should be located at a security desk location to be determined.

      a.    HVAC Control

            Start and stop most equipment within the project. All controllable systems should have remote reset capabilities.

            Space temperatures should be read at a minimum of one per air handler zone.

            The air-handlers should be controlled with not less than temperatures, stop-start, filter alarms, dampers and vibration indicators. The fans should be designed so that they can also become part of any load-shedding and energy conservation programs. This can be accomplished by using variable vortex dampers, variable pitch centrifugal fans or variable frequency drives on the motors.

      b.    Lighting

            The building standard lighting system should be controlled in as many zones as possible or practical. Energy conservation measures shall be incorporated into the design.

            The system should be controlled on the basis that the lighting can be reduced to 50% at any given time and primarily during the cleaning operation. All other controllable light circuits should be coded to allow shut-off of the lighting systems in unoccupied areas.

      c.    Life Safety (Separate System)

            Life safety control measures which must be considered within the Building Management System's comprehensive plan include:

            - Remote control monitoring of fire and jockey pump and smoke evacuation systems;

            -     Status reporting of standpipe systems controls and pressures;

            - Public address system on both a general and specific location basis and communication to specified zones;

            - All life safety points in hard copy in both the engineer's station and the security office.

VII.  PLUMBING

      1.    General

            a. This section establishes the design criteria for all plumbing work to be executed in the proposed facility and supplements local, state and national codes and laws applicable to the work being undertaken.

            b. In case of conflict between any codes, standards or this RFP requirements, the more stringent provision shall prevail.

      2.    Systems

            a.    Domestic water supply system.

            b.    Sanitary fixtures.

            c.    Sanitary drainage and vent system.

            d.    Storm drainage and vent system.

            e.    Gas system.

      3.    Plumbing

            a.    Domestic Water Supply System:

                  1. Metered domestic service will be extended from street mains. Water will be distributed through mains, risers, and branches to plumbing fixtures and equipment.

                  2. The domestic hot water system shall be of the recirculating type, except where the water heaters are adjacent to the area being served.

                  3. Special areas requiring higher hot water temperature (cafeteria) shall be provided with booster heater.

                  4. Domestic water systems to be distributed in one (1) core location and two (2) wet columns per floor. Provide valved and capped outlets at each riser at each floor.

            b.    Sanitary Fixtures

                  1.    All fixtures are to be wall hung.

                  2.    All fixtures are to be of the water saver type.

                  3. All toilet rooms shall be accessible to and usable by the physically disabled, as required by local code and the Americans With Disabilities Act (ADA).

                  4. In janitor closets, provide deep basin sink capable of accepting condensate and condenser water drains from supplemented A/C units without overflowing.

                  5. Electric water coolers shall be semi-recessed stainless steel.

            c.    Sanitary Drainage System

                  1. Provide a complete sanitary drainage system for the fixtures, floor drains, etc. The system shall be complete with risers and valves and connection to site sewer.

                  2. Floor drains will be run by gravity to oil and sediment interceptors and then pumped into gravity sewers.

                  3. All drainage from cafeteria to be provided with grease interceptors.

                  4.    Provide lift stations as required.

            d.    Storm Drainage

                  1. Provide a complete system with roof drains and leaders and connect to the site drainage system. Controlled flow roof drainage will be provided, if required.

VIII. FIRE PROTECTION

      1.    General

            a. This section establishes the design criteria for the fire protection work to be executed at the proposed facility and supplements local, state and national codes and laws applicable to the work being undertaken.

            b. In case for conflict between any codes, standards of this RFP requirements, the more stringent provision shall prevail.

            c. Provide automatic wet pipe sprinkler system with standpipes and risers except for electric and telephone equipment rooms or as required by code. System will be hydraulically calculated. An automatic dry pipe sprinkler system win be provided as required.

            d. Provide portable fire extinguishers based on code requirements and N`FPA Standards.

            e. Sprinkler heads in all base building areas, will be concealed type with flat ceiling plate. Sprinkler heads in all other areas will be chrome pendant.

            f. Each sprinkler system shall have a water flow alarm, tamper switches and zone valves connected to a central annunciator panel. Even if this panel is monitored at all times, signal should also report to the local fire department or to a fire reporting service.

            g.    Emergency Power

                  All life safety and fire protection systems shall provide with emergency power, as required by authorities having jurisdiction over this project.

            h.    Sprinkler system design shall be based on 1 head per 90 RSF

IX.   ELECTRICAL

      A.    General

            1. This document establishes electrical design criteria for the proposed facility and shall be used to supplement local, state and national codes and laws which are applicable to the work being undertaken, and those laws dealing with environmental protection, occupational safety and health. In case for conflict, the more stringent requirement shall govern.

            2.    Standards for Materials

                  All materials shall be new and shall conform to the applicable standard or standards where such have been established for particular material in question. Publications and standards or the organizations listed below are applicable to materials specified herein:

                  a.    Underwriters Laboratories, Inc. (UL).

                  b.    National Electrical Manufacturers Associations (NEMA).

            3.    Scope of Work

                  a. Furnish all material, labor, transportation, tools, equipment and supervision to completely install and leave ready for operation, complete electrical systems and in accordance with this RFP.

                  b. The work shall include but not necessarily be limited to the following general items:

                        1. Main switchboards, panel boards, distribution boards, transformers, bus duct, feeders and other equipment for the complete power distribution system to the electrical closets on each floor.

                        2. Wiring, branch circuiting, conduit systems and devices for the complete system for public areas.

                        3.    Complete lighting system for public areas.

                        4. Power wiring and connection for all mechanical equipment furnished under other sections.

                        5.    Emergency power distribution system.

                        6.    Fire alarm system.

                        7.    Lightning protection system

      B.    Electrical Service

            1. The incoming service shall have utility company transformers as required.

            2. The base building electrical system should be capable of being expanded by 25%.

            3.    Switchboards - 480 volt:

                  a. Switchboards shall be sectional NEMA Type II, totally free standing, indoor, dead front, low voltage switchboard in accordance with the latest applicable standards of NEMA and UL. Rating shall be 277/480 volts, 3 phase, 4 wire service.

                  b. The main bus shall be of such size, quality and spacing to ensure that temperature rise does not exceed NEMA Standards under fully loaded conditions.

                  c. Main bus shall be structured and braced for a short circuit capacity.

                  d. Provide a copper ground bus secured to each vertical section of the switchboard extending the full length of the board.

                  e. Feeder or main devices rated 800 amps or less shall be quick-make, quick-break fusible switches with current limiting uses for 200,000 amps RMS. Feeder or main devices rated more than amps shall be insulated case systems circuit breaker with solid state tripping.

                  f. Ground fault protection shall be furnished on all over current protection devices rated 1,000 amps or more where used as main disconnect.

                  g. Provide lightning protection in service entrance section.

                  h. Provide voltmeter and ammeter with three position switches for monitoring incoming service.

      C.    Distribution

            1. The bus ducts should be capable of providing nine (9) watts per square foot with seven (7) watts available on the floor. Lighting power should be based on two (2) watts per square foot. Power should be based upon five (5) watts per square foot.

            2. Mechanical equipment loads should not be served from the same bus duct that services the tenant spaces.

            3. In addition, the building should be provided with an emergency distribution system which will supply power to all essential life safety building loads, telephone service and security.

            4. All main distribution panels to be provided with surge protection.

            5. Provide transformers and distribution panels for 120/208 volt power distribution and one height voltage panel.

            6. All conductors shall be of copper and shall meet the ASTM specifications for conductivity.

            7.    Provide two (2) electric closets per floor.

      D.    Emergency Power System

            1. Provide and install a pad mounted diesel generator set in waterproof enclosure and storage fuel tank sized for minimum 1 day, eight (8) hours, continuous operation at full load. Generator shall be rated for 277/480 volt service. Designed for harmonic non-linear loads.

            2. Generator shall serve an emergency distribution panel through a mechanically held, open transition, electrically operated automatic transfer switches.

            3. The emergency distribution system shall serve fire pump, fire jockey pump, smoke exhaust fans, elevators, fire alarm system, stairwell, egress, exit lighting.

            4. System shall include a remote generator status panel with start-stop controls and load transfer controls tied to the BMS system.

      E.    Lightning Protection

            Provide and install a complete lightning protection system in compliance with NFPA no. 79 system shall be installed for a UL Master Label A.

      F.    Lighting

            1. Furnish and install all lighting fixtures required per public area.

            2.    Types of lighting for various areas shall be as follows:

                  a. Entry and Elevator Lobby Areas: Specialty lighting (pendants, sconces etc.) as selected by base building architect along with recessed ceiling fixtures.

                  b. Toilets: Fluorescent strip fixture in a recessed coves.

      G.    Telephone Utility Room

            1. Provide four (4) 4" incoming conduits stubbed 6" AFF in building main telephone service equipment room.

            2. Provide No. 16 galvanized iron "pull-wire" or nylon zip string in each telephone conduit opening.

            3. Provide equipment backboards. Provide two (2) 4'X8' 3/4" fireproof plywood secured to wall.

            4. Provide one #4 copper ground wire for each backboard tied back to main switch gear ground with impedance.

      H.    Fire Alarm System

            1. Provide a complete stand alone fire alarm system to comply with NFPA 72A Standard Building Code, NFPA 101, and all ordinances having jurisdiction over this project.

            2. Fire alarm system shall be multiplexed type and shall include, but shall not be limited to the following:

                  a.    Manual pull stations.

                  b.    Voice alarm speakers with flashing lights and speakers.

                  c. Smoke detectors in all mechanical equipment rooms, electrical rooms, telephone rooms and lobbies.

                  d. Smoke detectors in supply and return ducts or each air handler system in outside air intake fans.

                  e. Provide amplifier capacity for all speakers installed in base building at their two watt tap. Provide additional capacity for future tenant speakers. Provide redundant amplifiers.

                  f.    Provide dual channel audio.

                  g. Fireman's telephone jack at each entrance and each lobby. Telephone circuits shall be horizontally zoned, one per telephone.

                  h. Monitoring of all sprinkler system alarm valves, flow switches, tamper switches, etc.

                  i.    Monitoring of fire pump per NFPA 20.

                  j.    Relays for fan shut down to start the smoke exhaust.

                  k. Provide control panel with H.O.S. switches and indicated lights for all fans a HVAC units for the project in fire command center.

                  1.    24-hour battery back-up.

                  m. The central control panel is to be located in the security area and wired to U.11 system.

      I.    Lighting Control Equipment

            1.    Exterior Lighting Control System

                  Exterior lighting shall be operated through magnetic contractors controlled by the BMS.

            2.    Interior Lighting Control System

                  Entry lobby, elevator lobbies and public corridor lighting shall be operated by magnetic contractors controlled by the BMS.

X.    VERTICAL TRANSPORTATION

      A.    Life Safety

            1. All elevators shall have fireman's recall key position or be recalled to the firemen's floor.

            2. Traction elevators shall be arranged so that power can be selectively applied to one elevator in any group at only one time. Hydraulic elevators shall have provisions for mechanically lowering the cab and opening the doors.

            3. Smoke detectors shall be installed in the elevator lobbies to signal the elevators their designated floor and should also have automatic elevator recall.

            4. Every elevator cab shall be provided with a two way emergency communications system provided with emergency power.

      B.    Access Requirements

            All passenger elevators shall be designed to be accessible to the physically disabled in accordance with the local codes and the Americans with Disabilities Act (ADA).

      C.    Passenger Elevators

            Passenger elevators shall meet these criteria:

            1.    Interval (wait) 30 seconds.

            2. Handling capacity (percent of building population handled in a 5 minute period): 15%-17%.

            3. The following minimum inside dimensions for elevator cabs should be used:

                  Cab Width:   6'-10"

                  Cab Depth:   4-9"

                  Cab Height:  8'.6" or 9'-0"

                  Door Width   4'-0" (center opening)

                  Door Height: 7'-0" or 9'-0"

            4. The minimum load capacities for passenger elevator cabs shall be 3,500 lbs.

            5.    Building shall have five (5) passenger elevators.

      D.    Freight Elevators

            1.    Provide minimum of one (1) freight elevator per building.

            2.    Close proximity to truck dock.

            3.    Capable of carrying 48" x 48" pallets by truck.

            4.    Minimum capacity: 5,000 lbs.

            5.    Minimum 10' ceiling with removable clearance.

            6.    Doors to open to a width of at least 5 feet.

            SCHEDULE II

February 3, 1994

AMERICAN MANAGEMENT SYSTEMS

Base Building - Tenant Work Delineation

----------------------------------------------------------------------------------------
                                                                 BASE           TENANT
                  DESCRIPTION                                  BUILDING          WORK
                                                               --------          ----
----------------------------------------------------------------------------------------
   ARCHITECTURAL
   -------------
----------------------------------------------------------------------------------------
   Sealed concrete floor in tenant area                           X
----------------------------------------------------------------------------------------
   Sealed concrete floors in Mech./Elec.Tel./Jan.                 X
----------------------------------------------------------------------------------------
   Gypsum board partitions (taped & spackled)
----------------------------------------------------------------------------------------
      -   Permiter                                                X
----------------------------------------------------------------------------------------
      -   Columns                                                 X
----------------------------------------------------------------------------------------
      -   Core                                                    X
----------------------------------------------------------------------------------------
   Toilet rooms ( all finishes)                                   X
----------------------------------------------------------------------------------------
   MEP rooms (all finishes)                                       X
----------------------------------------------------------------------------------------
   Exit stairs (all finishes)                                     X
----------------------------------------------------------------------------------------
   Janitor closets (all finishes)                                 X
----------------------------------------------------------------------------------------
   Freight elevator lobby (all finishes)                          X
----------------------------------------------------------------------------------------
   Main lobby (all finishes)                                      X
----------------------------------------------------------------------------------------
   Security/Concierge desk                                        X
----------------------------------------------------------------------------------------
   Typical elevator lobby finishes, Floors 2-10 X (Note 1)                        X
----------------------------------------------------------------------------------------
   Painting/Wallcovering                                                          X
----------------------------------------------------------------------------------------
   Ceiling system
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                                 BASE           TENANT
                  DESCRIPTION                                  BUILDING          WORK
                                                               --------          ----
----------------------------------------------------------------------------------------
      -   Toilet rooms                                            X
----------------------------------------------------------------------------------------
      -   Tenant area                                                              X
----------------------------------------------------------------------------------------
      -   MEP rooms                                              N/A
----------------------------------------------------------------------------------------
      -   Janitors closets                                       N/A
----------------------------------------------------------------------------------------
      -   Typical elevator lobby                                                   X
----------------------------------------------------------------------------------------
   Floor Covering w/base
----------------------------------------------------------------------------------------
      -   Tenant area                                                              X
----------------------------------------------------------------------------------------
      -   Elevator lobbies                                                         X
----------------------------------------------------------------------------------------
   Exercise Room
----------------------------------------------------------------------------------------
      -   Finishes                                                                 X
----------------------------------------------------------------------------------------
      -   Equipment                                                                X
----------------------------------------------------------------------------------------
   Shower/Locker Room
----------------------------------------------------------------------------------------
      -   Finishes                                                                 X
----------------------------------------------------------------------------------------
   Cafeteria
----------------------------------------------------------------------------------------
      -   Kitchen/Servery Equipment                                                X
----------------------------------------------------------------------------------------
      -   Dining Area Finishes                                                     X
----------------------------------------------------------------------------------------
   Window treatment                                                                X
----------------------------------------------------------------------------------------
   Millwork                                                                        X
----------------------------------------------------------------------------------------
   Doors & Hardware
----------------------------------------------------------------------------------------
      -   Core                                                    X
----------------------------------------------------------------------------------------
      -   Tenant area                                                              X
----------------------------------------------------------------------------------------
   FF&E                                                                            X
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                                 BASE           TENANT
                  DESCRIPTION                                  BUILDING          WORK
                                                               --------          ----
----------------------------------------------------------------------------------------
   Mullion adapters                                                                X
----------------------------------------------------------------------------------------
   ADA Code Requirements
----------------------------------------------------------------------------------------
      -   Parking Garage                                          X
----------------------------------------------------------------------------------------
      -   Site                                                    X
----------------------------------------------------------------------------------------
      -   Building Entries                                        X
----------------------------------------------------------------------------------------
      -   Main Lobby                                              X
----------------------------------------------------------------------------------------
      -   Elevators                                               X
----------------------------------------------------------------------------------------
      -   Exit Stairs                                             X
----------------------------------------------------------------------------------------
      -   Toilet Rooms                                            X
----------------------------------------------------------------------------------------
      -   Tenant Area                                                              X
----------------------------------------------------------------------------------------
   Exterior Signage
----------------------------------------------------------------------------------------
      -   Directional Site Signage                                X
----------------------------------------------------------------------------------------
      -   Building Mounted & Illuminated Signage                  X
----------------------------------------------------------------------------------------
   Interior Signage
----------------------------------------------------------------------------------------
      -   Building Directories                                    X
----------------------------------------------------------------------------------------
      -   Core Areas                                                               X
----------------------------------------------------------------------------------------
      -   Tenant Areas                                                             X
----------------------------------------------------------------------------------------
   STRUCTURAL
----------------------------------------------------------------------------------------
   Loading Capacity (per code/specifications)                     X
----------------------------------------------------------------------------------------
   Spray-on fireproofing, if required                             X
----------------------------------------------------------------------------------------
   Additional loading capacity                                                     X
----------------------------------------------------------------------------------------
   ELECTRICAL
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                                 BASE           TENANT
                  DESCRIPTION                                  BUILDING          WORK
                                                               --------          ----
----------------------------------------------------------------------------------------
   Incoming Service                                               X
----------------------------------------------------------------------------------------
   Switchgear                                                     X
----------------------------------------------------------------------------------------
   Bus duct riser (capacity per specifications)                   X
----------------------------------------------------------------------------------------
   Distribution to closets
----------------------------------------------------------------------------------------
      -   Low Voltage (168 circuits) per floor                    X
----------------------------------------------------------------------------------------
      -   High Voltage (42 circuits) per floor                    X
----------------------------------------------------------------------------------------
      -   Transformers                                            X
----------------------------------------------------------------------------------------
   Emergency lighting
----------------------------------------------------------------------------------------
      -   Core area                                               X
----------------------------------------------------------------------------------------
      -   Tenant area                                                              X
----------------------------------------------------------------------------------------
   Light fixtures
----------------------------------------------------------------------------------------
      -   Core area                                               X
----------------------------------------------------------------------------------------
      -   Tenant area                                                              X
----------------------------------------------------------------------------------------
      -   Typical elevator lobbies                                                 X
----------------------------------------------------------------------------------------
      -   Main lobby                                              X
----------------------------------------------------------------------------------------
   Convenience Outlets
----------------------------------------------------------------------------------------
      -   Core area                                               X
----------------------------------------------------------------------------------------
      -   Tenant area                                                              X
----------------------------------------------------------------------------------------
   Surge Protection
----------------------------------------------------------------------------------------
      -   Main switchgear                                         X
----------------------------------------------------------------------------------------
      -   Floor panels                                            X
----------------------------------------------------------------------------------------
   Strobe lighting
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                                 BASE           TENANT
                  DESCRIPTION                                  BUILDING          WORK
                                                               --------          ----
----------------------------------------------------------------------------------------
      -   Core areas                                              X
----------------------------------------------------------------------------------------
      -   Tenant areas                                                             X
----------------------------------------------------------------------------------------
      -   Panel contracts (for both areas)                        X
----------------------------------------------------------------------------------------
   Telephone/Data core drills in closets                          X
----------------------------------------------------------------------------------------
   Voice/Data distribution
----------------------------------------------------------------------------------------
      -   Incoming Service                                        X
----------------------------------------------------------------------------------------
      -   Vertical Backbone                                                        X
----------------------------------------------------------------------------------------
      -   Horizontal Distribution                                                  X
----------------------------------------------------------------------------------------
      -   Grounding System                                                         X
----------------------------------------------------------------------------------------
      -   Outlets                                                                  X
----------------------------------------------------------------------------------------
   Telephone Switch                                                                X
----------------------------------------------------------------------------------------
   UPS System                                                    N/A              N/A
----------------------------------------------------------------------------------------
   Automatic Transfer Switch                                     N/A              N/A
----------------------------------------------------------------------------------------
   Battery Back-Up                                               N/A              N/A
----------------------------------------------------------------------------------------
   MECHANICAL
----------------------------------------------------------------------------------------
   Air Handling Units (2 per floor)                               X
----------------------------------------------------------------------------------------
      -   Supply/return trunk ducts to run X 2'-0" past           X
          core wall; includes all fire and smoke dampers
          (including controls, motors, interfaces)
----------------------------------------------------------------------------------------
   Permiter fan powered VAV boxes                                 X
----------------------------------------------------------------------------------------
      -   Hot water coils                                         X
----------------------------------------------------------------------------------------
      -   Thermostats                                             X
----------------------------------------------------------------------------------------
      -   100% operational                                        X
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                                 BASE           TENANT
                  DESCRIPTION                                  BUILDING          WORK
                                                               --------          ----
----------------------------------------------------------------------------------------
   HVAC
----------------------------------------------------------------------------------------
      -   Shower/Locker Room                                                       X
----------------------------------------------------------------------------------------
      -   Exercise Room                                                            X
----------------------------------------------------------------------------------------
      -   Cafeteria                                                                X
----------------------------------------------------------------------------------------
   Exhaust/Ventilation
----------------------------------------------------------------------------------------
      -   MEP rooms                                               X
----------------------------------------------------------------------------------------
      -   Toilet rooms                                            X
----------------------------------------------------------------------------------------
      -   Elevator shafts                                         X
----------------------------------------------------------------------------------------
      -   Stairs                                                  X
----------------------------------------------------------------------------------------
      -   Cafeteria (provide shaft at core)                       X
----------------------------------------------------------------------------------------
      -   Dishwashing (provide shaft at core)                     X
----------------------------------------------------------------------------------------
      -   Exercise (provide shaft at core)                        X
----------------------------------------------------------------------------------------
      -   Shower/Locker Room (provide shaft at core)              X
----------------------------------------------------------------------------------------
   Medium, pressure trunk duct                                                     X
----------------------------------------------------------------------------------------
   Low pressure trunk duct                                                         X
----------------------------------------------------------------------------------------
   Duct runouts                                                                    X
----------------------------------------------------------------------------------------
   Diffusers                                                                       X
----------------------------------------------------------------------------------------
   Interior VAV boxes                                                              X
----------------------------------------------------------------------------------------
      -   Thermostats                                                              X
----------------------------------------------------------------------------------------
   Supplemental A/C Units
----------------------------------------------------------------------------------------
      -   Extra System Capacity                                   X
----------------------------------------------------------------------------------------
      -   Units (power, piping, controls)                                          X
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                                 BASE           TENANT
                  DESCRIPTION                                  BUILDING          WORK
                                                               --------          ----
----------------------------------------------------------------------------------------
   FIRE PROTECTION
----------------------------------------------------------------------------------------
   Standpipes                                                     X
----------------------------------------------------------------------------------------
   Distribution to main loop                                      X
----------------------------------------------------------------------------------------
      -   Valved connections                                      X
----------------------------------------------------------------------------------------
      -   Flow & tamper switches                                  X
----------------------------------------------------------------------------------------
   Branches, drops and heads (per code)
----------------------------------------------------------------------------------------
      -   Core                                                    X
----------------------------------------------------------------------------------------
      -   Tenant area (code minimum)                                               X
----------------------------------------------------------------------------------------
      -   Additional heads per tenant plan                                         X
----------------------------------------------------------------------------------------
      -   Main lobby (flush heads)                                X
----------------------------------------------------------------------------------------
   Life safety system (strobes)
----------------------------------------------------------------------------------------
      -   Core                                                    X
----------------------------------------------------------------------------------------
      -   Tenant Area                                                              X
----------------------------------------------------------------------------------------
   Extinguisher Cabinets/Extinguishers
----------------------------------------------------------------------------------------
      -   Core                                                    X
----------------------------------------------------------------------------------------
      -   Tenant area                                                              X
----------------------------------------------------------------------------------------
   Local Fire Alarm                                               X
----------------------------------------------------------------------------------------
      -   For tenant tie-in; every other floor                                     X
----------------------------------------------------------------------------------------
   Fire phones (per code)
----------------------------------------------------------------------------------------
      -   Fire control room                                       X
----------------------------------------------------------------------------------------
      -   Elevators                                               X
----------------------------------------------------------------------------------------
      -   Stairways                                               X
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                                 BASE           TENANT
                  DESCRIPTION                                  BUILDING          WORK
                                                               --------          ----
----------------------------------------------------------------------------------------
   Annunciator Panels (per code/specifications)                   X
----------------------------------------------------------------------------------------
   PLUMBING
----------------------------------------------------------------------------------------
   Wet Columns (2 per floor)                                      X
----------------------------------------------------------------------------------------
   Core fixtures                                                  X
----------------------------------------------------------------------------------------
   Electric water coolers                                         X
----------------------------------------------------------------------------------------
   Janitors sink                                                  X
----------------------------------------------------------------------------------------
   Pantries (typical floor)                                                        X
----------------------------------------------------------------------------------------
   Shower rooms (4 per sex-rough-in)                              X
----------------------------------------------------------------------------------------
   Cafeteria (rough in)                                           X
----------------------------------------------------------------------------------------
   SECURITY
----------------------------------------------------------------------------------------
   Garage control gages (Note 2)                                  X
----------------------------------------------------------------------------------------
   Loading dock doors                                             X
----------------------------------------------------------------------------------------
   Card readers (including power & conduit)
----------------------------------------------------------------------------------------
      -   Garage gates                                                             X
----------------------------------------------------------------------------------------
      -   Building entries                                                         X
----------------------------------------------------------------------------------------
      -   Elevators                                                                X
----------------------------------------------------------------------------------------
   Typical floors                                                                  X
----------------------------------------------------------------------------------------
   CCTV                                                                            X
----------------------------------------------------------------------------------------

Note 1: Typical floor elevator door and frame finishes, elevator sill height, fire strobes, pull station and detectors to be coordinated with AMS and interior architect.

Note 2: Coordinate requirements with AMS and security system vendor.

The preceding delineation is meant to outline the scope of work between base building and tenant improvements for the purpose of identifying a tenant work allowance. It is not meant to delete, supersede, modify or cancel any code requirements or the information contained in the Design Specifications.

                                  SCHEDULE III

February 7, 1994



American Management Systems

Build-to-Suit

Key Base Building Milestone Dates

-   Building Watertight (Bldg. One)                   July 15, 1995


      Includes all roofing (main roof, balconies, penthouses), roof drains & overflows, all window systems (curtain wall, storefronts, ribbon punched), all exterior skin assemblies (precast, stone, etc.), flashing, expansion joints, caulking and entrances.

-   Core Complete - Floors 2, 3 and 4                 July 15,1995


-   Core Complete - Floors 5, 6 and 7                 August 15, 1995


-   Core Complete - Floors 8, 9, 10 and 1             October 15, 1995


-   Core Complete - First Floor Lobby Complete        December 15,1995

      Includes all restrooms (fixtures, vanities, mirrors, partitions, tile, paint, lighting, accessories, doors, frames, hardware), elevator lobby (doors, frames, call buttons & hall lanterns), janitors closets (slop sinks, drains), mechanical rooms (DX units or equivalent), duct stub-outs, dampers, controls, risers), electric room (buss duct, panels, transformers), telephone closets (core drills, plywood), gypsum board enclosures (core, stairs perimeter wall & interior columns), fire stairs, standpipes, life safety system.

-   Final Base Building System Approvals/Inspections(Substantial Completion)

                                                      December 15,1995

      All base building inspections, tests, permits, approvals for building, garage and site.

-   Power                                             July 15, 1995

      Power (temporary or permanent) available for tenant contractor use.

-   Elevators/Hoist                                   July 15, 1995

      Vertical transportation available for tenant contractor for material delivery.

-   Dumpsters                                         July 15, 1995

      Provide space for tenant dumpsters with convenient access.

-   HVAC                                              October 15, 1995

      Provide base building system airflow.

                                  EXHIBIT C

                                    RULES


      This Exhibit is attached to and made a part of that certain Lease Agreement dated as of the 15th day of February, 1994 (the "Lease"), by and between FAIRFAX GILBANE, L.P. ("Landlord"), and AMERICAN MANAGEMENT SYSTEMS, INC. ("Tenant").

      1. Tenant shall not use the water and wash closets and other plumbing fixtures for any purpose other than those for which they were constructed, and Tenant shall not place any debris, rubbish, rag or other substance therein.

      2. Tenant shall not use the Premises for lodging or sleeping or for any immoral or illegal purpose.

      3. Tenant shall not request Landlord's employees to perform any work or do anything outside of such employees' regular duties without Landlord's prior written consent. Tenant's special requirements will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant in accordance with the schedule of charges maintained by Landlord from time to time or as is agreed upon in writing in advance by Landlord and Tenant. Tenant shall not employ any of Landlord's employees for any purpose whatsoever without Landlord's prior written consent.

      4. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Tenant shall be responsible for any loss or damage resulting from any deliveries made by or for Tenant.

      5. Tenant shall comply with any requirements relating to the segregation of glass, paper, metal or other materials in Tenant's refuse implemented pursuant to the terms of any recycling law now or hereafter in force, provided that this rule shall not affect Landlord's obligation to provide janitorial services under the Lease.

      6. In the event of any conflict or inconsistency between any of the foregoing rules and the terms of the Lease, the terms of the Lease shall govern.

                                    EXHIBIT D

              CERTIFICATE AFFIRMING THE LEASE COMMENCEMENT DATE

      This Certificate is being provided pursuant to Section 3.2 of that certain lease agreement dated February 15, 1994 (the "Lease"), between FAIRFAX GILBANE, L.P. ("Landlord") and AMERICAN MANAGEMENT SYSTEMS, INC. ("Tenant"). The parties to the Lease desire to confirm the following:

      1.    The Lease Commencement Date is ____________, 199___.

      2.    The initial term of the Lease shall expire on ____________ __, ___.

      3. The rentable area of the Premises is ____________rentable square feet.

   WITNESS                           LANDLORD:

                                     FAIRFAX GILBANE, L.P.,
                                     a Virginia limited partnership

                                     By:  Gilbane Properties, Inc.
                                          General Partner

                                          By:
   -----------------------                       -------------------------
                                          Title:
                                                 -------------------------

   WITNESS:                          TENANT:

                                     AMERICAN MANAGEMENT SYSTEMS, INC.,
                                     a Delaware corporation

                                          By:
   -----------------------                       -------------------------
                                          Title:
                                                 -------------------------

                                    Exhibit E

                               HVAC Specifications

                  Heating, Ventilation, and Air Conditioning

                           System Operation Standards

1. The following operation standards are based upon population not to exceed one (1) person per 13 5 carpetable square foot area and maximum electric lighting (two [2] watts per rentable square foot), and power requirements (four [4] watts per rentable square foot) of six [6] watts per rentable square foot area.

2. A system in operation during regular business hours on all business days (as defined further by the Lease) capable of maintaining temperatures within the building of:

      - 70 degrees F. (+/-2 degrees F.) with 35% RH (Relative Humidity) (+/-15%) during the heating season with outdoor temperatures ranges from 14 degrees F db to 55 degrees F or changeover point.

      - 75 degrees F. (+/-2 degrees F.) with 50% RH (Relative Humidity) (+/-10%) during the cooling season with outdoor temperatures ranges from 91 degrees F. db to 74 degrees F.

                                    EXHIBIT F

               LANDLORD'S SERVICES AND CLEANING SPECIFICATIONS

A.    GENERAL

      1. All nighttime cleaning work will be performed between 6:00 pm, and 12:00 Midnight, Monday through Friday, excluding holidays (per section 15.1 of the lease), unless otherwise necessary for stripping, waxing, etc.

      2 (1) Full time Day Porter and (1) part time Day Porter will provide services during the hours of 7:30 am, and 4:00 pm. The Day Porter will be supervised and directed by the Building Manager.

      3. All waste shall be compacted and its removal will be coordinated through the Landlord.

B.    DAILY OPERATIONS

      1.    Day Porter Services

            a.    Police Sidewalks.

            b. Police main lobby as required, but no less than three times daily.

            c.    Damp wipe lobby directories.

            d.    Keep entrance door glass clean.

            e. Police lavatories including shower/locker facilities on each floor no less than twice daily.

            f. Police and vacuum elevator cabs as required, but no less than twice daily.

            g.    Lay down and remove foul weather mats as necessary.

            h.    Snow/Ice removal to avoid any accumulation.

            i.    Replace lights in the office space as necessary.

            j.    Police parking garage.

      2.    Tenant Areas (nightly)

            a. Empty and clean all waste receptacles, wash receptacles as necessary, and provide liners.

            b.    Spot vacuum or sweep all rugs and carpeted areas.

            c.    All tile flooring dust mopped.

            d.    All glass furniture tops cleaned.

            e.    All water fountains washed clean.

            f. Report all mechanical deficiencies, i.e. dripping faucets, burnt out lights, etc., to the Building Manager.

            g.    Spot clean carpets as required.

      3     Lavatories (nightly)

            a.    Sweep and wash floors with disinfectant.

            b.    Wash both sides of toilet seats with disinfectant.

            c.    Wash all mirrors, basins, bowls, urinals.

            d.    Spot clean toilet partitions.

            e.    Empty and disinfect sanitary napkin disposal receptacles.

            f. Refill toilet tissue, towel, soap and sanitary napkin dispensers.

            g.    Slop sink rooms cleaned.

            h. All mirrors, powder shelves, bright work, lockers, etc., including flushometers, piping and toilet seat hinges washed and polished.

            i.    Clean all showers, shower doors/curtains.

            j.    Empty and clean all waste receptacles.

      4.    Public Areas (nightly)

            a.    Vacuum elevator carpets and wipe down doors and walls.

            b.    Clean water coolers.

            c. Wipe down entrance doors and clean glass (interior and exterior).

            d.    Clean Main Lobby stone flooring.

            e.    Dust, clean and polish all Main Lobby millwork.

            f.    Vacuum floor in exercise area and wipe down equipment.

      5.    Elevators, including Parking Garage Elevator (nightly)

            a. Vacuum carpet in all passenger elevators. Spot clean carpet, as necessary.

            b. Clean lobby elevator saddles, doors, and frames. Polish with approved polish, as required.

            c. Clean elevator frames and doors of all fingerprints and smudges.

            d. Dust and remove all marks on ceiling and light fixtures in cab.

            e. Remove all unauthorized marks and writing from insides of elevator cabs, using manufacturer's approved method.

            f.    Remove all gum and foreign matter on sight.

C.    WEEKLY OPERATIONS

      1.    Tenant Areas, Lavatories, Public Areas.

            a. Hand dust and wipe clean all horizontal surfaces with treated cloths to include furniture, window sills, door ledges, chair rails, baseboards, convector tops, etc., within normal reach.

            b. Remove finger marks from private entrance doors, light switches, and doorways.

            c.    Sweep all stairways (including Parking Garage).

            d.    Thorough vacuuming of all rugs and carpeted areas.

      2.    Elevators

            a. Dust and remove all marks on ceiling and light fixtures in cab

            b.    Shampoo carpets.

D.    MONTHLY OPERATIONS

      1.    Tenant and Public Areas

            a.    Thoroughly vacuum seat cushions on chairs, sofas, etc.

            b.    Vacuum and dust grillwork.

            c.    All carpets in high traffic areas shampooed monthly.

      2.    Lavatories

            a.     Wash down interior walls and toilet partitions.

E.    BI-YEARLY, WEATHER PERMITTING

      1.    Entire Building

            a.    Clean inside of all windows.

            b.    Clean outside of all windows.

F.    YEARLY

      1.    Tenant and Public Areas

            a.    Strip and wax all resilient tile floor areas.

G.    AS REQUIRED

            1.    Plowing, landscaping services, and exterior maintenance.

                                    EXHIBIT G

RECORDING REQUESTED BY


------------------------------
WHEN RECORDED MAIL TO
The Northwestern Mutual Life Ins. Co.
720 East Wisconsin Ave. - Rm N1BWC
Milwaukee, WI 53202
Attn:
     -------------------------

                    SPACE ABOVE THIS LINE FOR RECORDER'S USE

--------------------------------------------------------------------------------



                         ACKNOWLEDGMENT, SUBORDINATION,

                NON-DISTURBANCE AND ATTORNMENT AGREEMENT Loan No.

--------------------------------------------------------------------------------



      THIS AGREEMENT is entered into as _, 19_, between ____ ("Tenant"), _________ ("Borrower"), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, 720 East Wisconsin Avenue, Milwaukee, WI 53202 ("Lender").

                                    RECITALS

      A. Tenant is the lessee of successor to the lessee and Borrower is the lessor or successor to the lessor of a certain lease dated ______, 19__ (the "Lease").

      B. Lender has made, or will make, to borrower a mortgage loan to be secured by a Mortgage, Deed to Secure A Debt or Deed of Trust and Security Agreement from Borrower to Lender (the "Mortgage") on the fee title and/or leasehold Interest in the real estate, wherein the premises covered by the Lease are located, as described in Exhibit A attached hereto.

      C. Borrower and Lender have executed, or will execute, an Absolute Assignment of Leases and Rents (the "Assignment") pursuant to which the Lease is assigned to Lender.

      D. Lender has required the execution of this Agreement by Borrower and Tenant as a condition to Lender making the requested mortgage loan or consenting to the Lease.

      E. Tenant acknowledges as its consideration for entering into this Agreement that Tenant will benefit by entering into an agreement with Lender concerning their relationship in the event of foreclosure of the Mortgage by Lender.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to make the requested mortgage loan or consent to the Lease, Tenant, Borrower, and Lender hereby agree and covenant as follows:

      1. Borrower hereby acknowledges, confirms and agrees that the Lease has been, or will be, assigned to Lender pursuant to the Assignment, and Lender acknowledges that the Assignment contains a license back to Borrower permitting Borrower to collect all rents, income and other sums payable under the Lease.

      2. Upon revocation, pursuant to the Assignment, of the license back, Borrower acknowledges that all rents, income and other sums payable under the Lease shall be paid to Lender.

      3.    Tenant and Borrower agree for the benefit of Lender that:

      (a) Tenant shall not pay and Borrower shall not accept, any rent or additional rent more than one month in advance;

      (b) Tenant and Borrower will not enter into any agreement for the cancellation, surrender, amendment or modification of the Lease without Lender's prior written consent. Tenant will not terminate the Lease because of a default thereunder by Borrower unless Tenant shall have first given Lender notice and a reasonable opportunity to cure such default.

      4. Tenant and Lender hereby agrees that the Lease is and shall at all times be subject and subordinate in all respects to the Mortgage and to all renewals, modifications and extensions thereof, subject to the terms and conditions hereafter set forth in this Agreement.

      5. Borrower, Tenant and Lender agree that unless Lender shall otherwise consent in writing, the fee title to, or any leasehold interest in, the real estate and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in the Borrower or the Tenant or any third party by purchase, assignment or otherwise.

      6. If the interests of Borrower in the real estate are acquired by Lender by foreclosure, deed in lieu of foreclosure or any other method:

      (a) If Tenant shall not then be in default in the payment of rent or other sums due under the Lease beyond any applicable cure set forth in the Lease or be otherwise in material default under the Lease beyond any applicable cure set forth in the

            Lease, Lender agrees that the Lease and the rights to Tenant thereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the terms of the Lease or this Agreement;

      (b) Tenant agrees to attorn to Lender as its lessor; Tenant shall be bound under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, including any renewal options which are exercised in accordance with the terms of the Lease;

      (c) The interests so acquired shall not merge with any other interests of Lender in the real estate if such merger would result in the termination of the Lease;

      (d) If, notwithstanding any other provisions of this Agreement, the acquisition by Lender of the interests of Borrower in the real estate results, in whole or part, in the termination of the Lease, there shall be deemed to have been created a lease between Lender and Tenant on the same terms and conditions as the Lease for the remainder of the term of the Lease, with renewal options, if any.

The provisions of this paragraph shall be effective and self-operative immediately upon Lender succeeding to the interests of Borrower without the execution of any other instrument.

      7. If the Interests of Borrower in the real estate are acquired by Lender by foreclosure, deed in lieu of foreclosure or any other method, Lender shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall, from and after Lender's acquisition of the Interests of Borrower In the real estate, have the same remedies against Lender for the breach of the Lease that Tenant would have had under the Lease against Borrower if Lender had not succeeded to the interests of Borrower; provided however, that Lender shall not be:

      (a) liable for any act or omission of any landlord Including Borrower) prior to the date of Lender's acquisition of the interests of Borrower In the real estate; or

      (b) subject to any offsets or defenses which Tenant might have against any landlord (including Borrower) prior to the date of Lender's acquisition of the interests of Borrower in the real estate, except with respect to any right of offset which Tenant may have pursuant to Section 16.5 of the Lease as a result of any default by any prior landlord with respect to which default Tenant shall have delivered written notice to Lender as provided in such Section 16.5.

      (c) liable for the return of any security deposit under the Lease unless such security deposit shall have been actually deposited with Lender; or

      (d) liable to Tenant (i) under any indemnification provisions set forth in the lease or (ii) for any damages Tenant may suffer as a result of any representation set forth in the Lease, the breach of any warranty set forth in the Lease, or any act of, or failure to act by any party other than Lender and its agents, officers and employees.

      8. This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors in interest. This

Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns. Upon recorded satisfaction of the Mortgage this Agreement shall become null and void and be of no further effect.

      IN WITNESS WHEREOF, the parties herewith have executed this Agreement as of the day and year first above written.

                                    TENANT:
                                              -------------------------------

                                          By
                                              -------------------------------

                                          Attest
                                                 ----------------------------

                                                                 Secretary

                                    BORROWER:
                                              -------------------------------

                                          By
                                              -------------------------------

                                          Attest
                                                 ----------------------------

                                                                 Secretary


                                    LENDER:     THE NORTHWESTERN MUTUAL
                                                LIFE INSURANCE COMPANY, a
                                                Wisconsin corporation

                                          By
                                              -------------------------------

                                          Attest
                                                 ----------------------------

                                                                 Secretary

Fairfax Gilbane, L.P.
c/o Gilbane Properties, Inc.
    7 Jackson Walkway
    Providence, Rhode Island 02940

Gentlemen:

      Re: Lease Agreement by and between Fairfax Gilbane, L.P., as Landlord, and American Management Systems, Inc.

      American Management Systems, Inc. ("Tenant") and Fairfax Gilbane, L.P., a Rhode Island Limited Partnership ("Landlord") have on this date entered into the above referenced Lease Agreement for an office building to be constructed by the Landlord and leased to the Tenant situated in Fair Lakes Park, Fairfax County, Virginia. The purpose of this letter is to confirm that the obligations of the Landlord under the Lease Agreement are expressly contingent upon satisfaction of the following contingencies:

      1. On or before March 15, 1994, Landlord obtaining an environmental audit report for the Land ( as defined in the Lease Agreement) prepared by Law Engineering or such other environmental engineer as may be acceptable to the Tenant and to the Landlord's lender, Northwestern Mutual Life Insurance Company ("NML"), confirming that the Land is free of environmental contamination and in compliance with all applicable environmental laws and regulations, in form and content satisfactory to Tenant and NML;

      2. On or before April 8, 1994, Landlord obtaining acceptance from NML of an Application for Mortgage Loan for Fairfax Gilbane, L.P., dated and signed as of the date hereof and submitted to NML for approval whereby there shall be no material change from the terms of said Application;

      3. On or before May 15, 1994, Landlord obtaining any and all necessary or required governmental approvals for the FDPA and site plan for development of the Land and construction of the building as contemplated under the Lease Agreement; and

      4. On or before March 7, 1994, Landlord obtaining a report from a qualified soils engineer confirming that the subsoil conditions of the Land are capable of supporting the contemplated construction of a 10-story office building as designed in the FDPA.

Landlord agrees to use its good faith efforts to make such inquiries, retain such consultants, make such applications and perform such acts as may be reasonably necessary or appropriate to enable Landlord to satisfy the above stated contingencies.

      If Landlord notifies Tenant in writing within ten (10) days after the end of the respective required time periods set forth above, that Landlord has not satisfied and/or waived each respective contingency, the Lease Agreement shall be deemed to be null and void and of no further force or effect and Tenant shall pay to Landlord, within thirty (30) days after the date of written demand from Landlord, all out of pocket expenses incurred by Landlord to the date of termination of the Lease Agreement hereunder in the design and development of the Land and all improvements thereon (provided that Tenant's liability hereunder shall not exceed $125,000.00 (or such higher amount as Landlord and Tenant may hereafter agree to ). If Landlord does not so timely notify Tenant, Landlord shall be deemed to have waived the respective contingencies.

         Dated this 15th day of February, 1994.

                                     AMERICAN MANAGEMENT SYSTEMS, INC.

                                     By: /s/ Paul A. Brands
                                     -------------------------------

ACKNOWLEDGED AND AGREED TO
this 15th day of February, 1994.

Fairfax Gilbane, L.P.
By:     Gilbane Properties, Inc.,
        General Partner

By:  /s/ Robert V. Gilbane
   ---------------------------------